                                                                 EXECUTION COPY
                                                                 --------------



                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                                OCTOBER 3, 1999
                                  BY AND AMONG
                                   SABRE INC.,
                          TRAVELOCITY HOLDINGS, INC.,
                              TRAVELOCITY.COM INC.
                                      AND
                              PREVIEW TRAVEL, INC.

                                TABLE OF CONTENTS

                                                                                              PAGE
ARTICLE I    THE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

               Section 1.1 The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
               Section 1.2 Assignments to New Travelocity and Travelocity.com . . . . . . . . .2
               Section 1.3 The Closing; Effective Time. . . . . . . . . . . . . . . . . . . . .3
               Section 1.4 Certificate of Incorporation; Bylaws; Listing Symbol . . . . . . . .3

ARTICLE II   THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
               Section 2.1 Conversion of Common Stock of Preview and Exchange of
                           Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
               Section 2.2 Exchange of Certificates Representing Preview Common Stock . . . . .4
               Section 2.3 Stock Options and Equity Awards. . . . . . . . . . . . . . . . . . .6
               Section 2.4 Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PREVIEW. . . . . . . . . . . . . . . . . . . . .8
               Section 3.1 Organization, Standing and Power . . . . . . . . . . . . . . . . . .8
               Section 3.2 Capital Structure. . . . . . . . . . . . . . . . . . . . . . . . . .8
               Section 3.3 Authority; No Conflicts. . . . . . . . . . . . . . . . . . . . . . .9
               Section 3.4 Reports and Financial Statements . . . . . . . . . . . . . . . . . .10
               Section 3.5 Information Supplied . . . . . . . . . . . . . . . . . . . . . . . .11
               Section 3.6 Vote Required; DGCL. . . . . . . . . . . . . . . . . . . . . . . . .11
               Section 3.7 Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .11
               Section 3.8 Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . .11
               Section 3.9 Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . .12
               Section 3.10 Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . .12
               Section 3.11 Litigation and Liabilities. . . . . . . . . . . . . . . . . . . . .13
               Section 3.12 No Violation of Law; Permits. . . . . . . . . . . . . . . . . . . .13
               Section 3.13 Employee Matters; ERISA . . . . . . . . . . . . . . . . . . . . . .13
               Section 3.14 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .15
               Section 3.15 Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
               Section 3.16 Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
               Section 3.17 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . .19
               Section 3.18 Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . .20
               Section 3.19 No Termination of Business Relationship . . . . . . . . . . . . . .21
               Section 3.20 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
               Section 3.21 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21



                                               -i-
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               Section 3.22 AOL Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF SABRE,
             TRAVELOCITY HOLDINGS AND TRAVELOCITY.COM . . . . . . . . . . . . . . . . . . . . .22
               Section 4.1 Organization, Standing and Power . . . . . . . . . . . . . . . . . .22
               Section 4.2 Authority; No Conflicts. . . . . . . . . . . . . . . . . . . . . . .22
               Section 4.3 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .23
               Section 4.4 Information Supplied . . . . . . . . . . . . . . . . . . . . . . . .23
               Section 4.5 Vote Required; DGCL. . . . . . . . . . . . . . . . . . . . . . . . .24
               Section 4.6 Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . .24
               Section 4.7 No Business Activities . . . . . . . . . . . . . . . . . . . . . . .24
               Section 4.8 Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . .24
               Section 4.9 Litigation and Liabilities . . . . . . . . . . . . . . . . . . . . .25
               Section 4.10 No Violation of Law; Permits. . . . . . . . . . . . . . . . . . . .25
               Section 4.11 Employee Matters/ ERISA . . . . . . . . . . . . . . . . . . . . . .26
               Section 4.12 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .27
               Section 4.13 Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
               Section 4.14 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . .29
               Section 4.15 Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . .30
               Section 4.16 No Termination of Business Relationship . . . . . . . . . . . . . .30
               Section 4.17 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
               Section 4.18 Sufficiency of Assets . . . . . . . . . . . . . . . . . . . . . . .31
               Section 4.19 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

ARTICLE V    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
               Section 5.1 Covenants of Preview . . . . . . . . . . . . . . . . . . . . . . . .31
               Section 5.2 Covenants of Sabre . . . . . . . . . . . . . . . . . . . . . . . . .34
               Section 5.3 Advice of Changes; Regular Reporting; Governmental Filings . . . . .36
               Section 5.4 Transition Planning. . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE VI   ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
               Section 6.1 Preparation of Form S-4 and Proxy Statement;
                           Preview Stockholders Meeting . . . . . . . . . . . . . . . . . . . .38
               Section 6.2 Access to Information. . . . . . . . . . . . . . . . . . . . . . . .39
               Section 6.3 Reasonable Best Efforts. . . . . . . . . . . . . . . . . . . . . . .39
               Section 6.4 No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . .40
               Section 6.5 Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . .42
               Section 6.6 Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .43
               Section 6.7 Director and Officer Liability . . . . . . . . . . . . . . . . . . .43
               Section 6.8 Public Announcements . . . . . . . . . . . . . . . . . . . . . . . .44
               Section 6.9 Accountants' Letters . . . . . . . . . . . . . . . . . . . . . . . .44



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

               Section 6.10 Listing of Shares of Travelocity.com Common Stock . . . . . . . . .44
               Section 6.11 Officers and Senior Management. . . . . . . . . . . . . . . . . . .44
               Section 6.12 Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . .44

ARTICLE VII  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
               Section 7.1 Conditions to Each Party's Obligation to Effect the Merger . . . . .44
               Section 7.2 Additional Conditions to Obligations of Sabre,
                           Travelocity Holdings and Travelocity.com . . . . . . . . . . . . . .45
               Section 7.3 Additional Conditions to Obligations of Preview. . . . . . . . . . .46

ARTICLE VIII TERMINATION AND AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
               Section 8.1 Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
               Section 8.2 Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . .48
               Section 8.3 Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . . . .48

ARTICLE IX   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
               Section 9.1 Non-Survival of Representations and Warranties . . . . . . . . . . .50
               Section 9.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
               Section 9.3 Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . .51
               Section 9.4 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
               Section 9.5 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .51
               Section 9.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .52
               Section 9.7 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
               Section 9.8 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .52
               Section 9.9 Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
               Section 9.10 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . .52
               Section 9.11 Amendments; No Waivers. . . . . . . . . . . . . . . . . . . . . . .52
               Section 9.12 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
               Section 9.13 Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .54



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                              INDEX OF DEFINED TERMS

DEFINED TERM                                                                  SECTION
Acquisition Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.4
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2(d)
Blue Sky Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.12(a)
Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.12(b)
Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3(b)
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3(a)
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3(a)
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 6.2(c)
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.16(a)
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3(b)
ESPP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.2(a)
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(a)
Exchange Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(a)
Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.6
Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.8
Form S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1(a)
Governmental Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Indemnitees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.7.(a)
Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.12(c)
Limited Partnership Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 1.2(c)
Management Services Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 1.2(c)
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . .9.12(d)
Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.13(c)
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.12(e)
Preview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Preview Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2(b)
Preview Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.13(a)
Preview Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals

                                       -iv-

Preview Contribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . 1.2(b)
Preview Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Preview Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.13(b)
Preview Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.13(b)
Preview ERISA Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . .3.13(d)
Preview Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.9
Preview Multiemployer Plan . . . . . . . . . . . . . . . . . . . . . . . . . .3.13(a)
Preview Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.13(c)
Preview SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.4
Preview Stock Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3(a)
Preview Stock Option Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . 3.2(a)
Preview Stockholders Meeting . . . . . . . . . . . . . . . . . . . . . . . . . 6.1(b)
Preview Voting Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.2(b)
Proxy Statement/Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1(a)
Required Preview Vote. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.6(a)
Required Travelocity.com Vote. . . . . . . . . . . . . . . . . . . . . . . . . 4.5(a)
Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.2(a)
Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.2(a)
Sabre. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Sabre Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2(a)
Sabre Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.11(a)
Sabre Contribution Agreements. . . . . . . . . . . . . . . . . . . . . . . . . 1.2(a)
Sabre Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Sabre ERISA Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.11(d)
Sabre Multiemployer Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .4.11(a)
Sabre Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.11(c)
Sabre SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.8
Sabre Stock Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3(b)
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.4
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3(e)
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9.12(f)
Superior Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.4
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Systems. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.18
Tax Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.15
Tax, Taxes and Taxable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.15
Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.1(b)
Travelocity Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Travelocity Business Employee. . . . . . . . . . . . . . . . . . . . . . . . .4.11(b)
Travelocity Business Employees . . . . . . . . . . . . . . . . . . . . . . . .4.11(b)
Travelocity Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble



                                         -v-

Travelocity.com. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Travelocity.com Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . 1.4(a)
Travelocity.com Class A Common Stock . . . . . . . . . . . . . . . . . . . . . 2.1(a)
Travelocity.com Class B Common Stock . . . . . . . . . . . . . . . . . . . . . 2.1(a)
Travelocity.com Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(a)
Travelocity.com LP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Travelocity.com Series A Preferred Stock . . . . . . . . . . . . . . . . . . . 2.1(a)
Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(b)
Year 2000 Compliant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.18
Year 2000 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.18

                                                                  EXECUTION COPY
                                                                  --------------

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of October 3, 1999 (this "AGREEMENT"), by and among Sabre Inc., a Delaware corporation ("SABRE"), Travelocity Holdings, Inc., a Delaware corporation ("TRAVELOCITY HOLDINGS") and a wholly owned subsidiary of Sabre, Travelocity.com Inc., a Delaware corporation and a wholly owned subsidiary of Travelocity Holdings ("TRAVELOCITY.COM"), and Preview Travel, Inc., a Delaware corporation ("PREVIEW"). Sabre, Travelocity Holdings, Travelocity.com and Preview are sometimes referred to herein individually as a "PARTY," and collectively as the "PARTIES."


                             W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Sabre and Preview have determined to combine Sabre's business of providing consumer-direct travel content and travel reservation services through an internet web site or web sites, online, wireless, cable or other consumer-direct services as existing on the date hereof and reflected in the Sabre Contribution Agreements (the "TRAVELOCITY BUSINESS") and Preview's business pursuant to a series of transactions outlined in this Agreement into a new entity, Travelocity.com LP, a Delaware limited partnership ("TRAVELOCITY.COM LP");

     WHEREAS, in connection with the foregoing combination, the Parties intend that Preview shall merge with and into Travelocity.com;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to the willingness of Sabre, Travelocity Holdings and Travelocity.com to enter into this Agreement, certain holders of shares of common stock, par value $.001, of Preview ("PREVIEW COMMON STOCK") have each entered into Voting Agreements dated as of the date hereof pursuant to which such holders have agreed to vote their shares of Preview Common Stock in the manner set forth therein;

     WHEREAS, the Boards of Directors of Preview and Travelocity.com have each approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the Merger on the terms and conditions set forth in this Agreement in accordance with the Delaware General Corporation Law, as amended (the "DGCL"); and

     WHEREAS, it is intended that, for federal income tax purposes, the Merger will qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I

                                THE TRANSACTIONS

     Section 1.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the DGCL, Preview shall be merged with and into Travelocity.com and the separate corporate existence of Preview shall cease. Travelocity.com shall continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION") in the Merger, and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects specified in the DGCL.

     Section 1.2  ASSIGNMENTS TO NEW TRAVELOCITY AND TRAVELOCITY.COM.
(a) Immediately prior to the Effective Time, each of Sabre and Travelocity Holdings shall take such action or actions as is necessary to cause, effect and consummate the transfers, contributions, assignments, conveyances and other transactions that may be required to be accomplished, effected or consummated by Sabre and Travelocity Holdings or any of their respective Subsidiaries or affiliates in order to separate and divide the existing business of Sabre so that the Travelocity Business is owned directly by Travelocity.com LP (the "SABRE ASSIGNMENTS"), including, without limitation, pursuant to the Bill of Contribution, Assignment and Assumption Agreement by and between Sabre and Travelocity.com LP, substantially in the form of
Exhibit 1.2(a)(i), and pursuant to the Bill of Contribution, Assignment and Assumption Agreement by and between TSGL Holding, Inc., an affiliate of Sabre, and Travelocity.com LP, substantially in the form of Exhibit 1.2(a)(ii) (collectively, the "SABRE CONTRIBUTION AGREEMENTS"). The Parties agree that any one or more of the Sabre Assignments may be modified, supplemented or eliminated; provided that such modification, supplement or elimination is necessary or appropriate to divide the existing business of Sabre so that the Travelocity Business shall be owned directly by Travelocity.com LP and does not individually and in the aggregate affect the business of Travelocity.com LP (other than to a de minimis extent).

          (b) Immediately after the Effective Time, the Surviving Corporation shall take such action or actions as is necessary to cause, effect and consummate the transfers, contributions, assignments, conveyances and other transactions that may be required to be accomplished, effected or consummated by the Surviving Corporation or its Subsidiaries or affiliates so that Preview's business is owned directly by Travelocity.com LP (the "PREVIEW ASSIGNMENTS"), including without limitation, pursuant to the Bill of Contribution, Assignment and Assumption Agreement by and between Travelocity.com and Travelocity.com LP substantially in the form of Exhibit 1.2(b) (the "PREVIEW CONTRIBUTION AGREEMENT").

          (c) Immediately after the Effective Time, Travelocity Holdings, Sabre, Travelocity.com and certain of their affiliates shall enter into the Amended and Restated Agreement of Limited Partnership of Travelocity.com LP, substantially in the form of Exhibit 1.2(c)(i) (the "LIMITED PARTNERSHIP AGREEMENT") and Travelocity Holdings and Travelocity.com LP shall enter into the Management Services Agreement, substantially in the form of Exhibit 1.2(c)(ii) (the "MANAGEMENT SERVICES AGREEMENT").

          (d) Immediately prior to the Effective Time, Sabre shall enter into the following intercompany agreements with Travelocity.com LP or Travelocity.com, as the case may be: (i) an Access Agreement, substantially in accordance with the terms set forth on Exhibit 1.2(d)(i), (ii) a Technology Services Agreement, substantially in accordance with the terms set forth on Exhibit 1.2(d)(ii), (iii) an Intellectual Property Agreement, substantially in accordance with the terms set forth on Exhibit 1.2(d)(iii),
(iv) an Administrative Services Agreement, substantially in accordance with the terms set forth in Exhibit 1.2(d)(iv), (v) a Facility/Leasing Agreement, substantially in accordance with the terms set forth in Exhibit 1.2(d)(v),
(vi) a Cash and Short-Term Investments Agreement, substantially in accordance with the terms set forth in Exhibit 1.2(d)(vi), (vii) a Non-Competition Agreement, substantially in accordance with the terms set forth on Exhibit 1.2(d)(vii), (viii) an Option Agreement substantially in the form of Exhibit 1.2(d)(viii), and (ix) a Registration Rights Agreement substantially in the form of Exhibit 1.2(d)(ix) (collectively, and together with the Sabre Contribution Agreements, the Preview Contribution Agreement, the Management Services Agreement and the Limited Partnership Agreement, the "ANCILLARY AGREEMENTS").

     Section 1.3 THE CLOSING; EFFECTIVE TIME. (a) The closing of the Merger (the "CLOSING") shall take place (i) at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, at 10:00 A.M. local time, on the second Business Day following the date on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place, time and/or date as Sabre and Preview shall agree (the date of the Closing, the "CLOSING DATE").

          (b) On the Closing Date, Travelocity.com and Preview shall cause a certificate of merger (the "CERTIFICATE OF MERGER") in respect of the Merger to be properly executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time at which the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or at such later time reflected in the Certificate of Merger as shall have been agreed by Sabre and Preview in accordance with the DGCL (the time that the Merger becomes effective, the "EFFECTIVE TIME").

     Section 1.4 CERTIFICATE OF INCORPORATION; BYLAWS; LISTING SYMBOL. Unless otherwise agreed by Sabre and Preview prior to the Closing, at the Effective Time:

          (a) The certificate of incorporation of Travelocity.com shall be amended to read in its entirety as set forth in Exhibit 1.4(a) and, as so amended, shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law (the "TRAVELOCITY.COM CERTIFICATE").

          (b) The bylaws of Travelocity.com shall be substantially in the form set forth in Exhibit 1.4(b) and shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

          (c) Travelocity.com shall use its reasonable best efforts to obtain TVLY as its listing symbol on the Nasdaq.


                                  ARTICLE II

                                  THE MERGER

     Section 2.1 CONVERSION OF COMMON STOCK OF PREVIEW AND EXCHANGE OF CERTIFICATES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any Person:

                  (i) each share of Preview Common Stock issued and held in Preview's treasury at the Effective Time shall cease to be outstanding and shall be canceled and retired without payment of any consideration therefore;

                  (ii) each share of Preview Common Stock issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall be converted into one share of Common Stock, $.001 par value, of Travelocity.com (the "TRAVELOCITY.COM COMMON STOCK");

                  (iii) each share of Class A Common Stock, $.001 par value, of Travelocity.com ("TRAVELOCITY.COM CLASS A COMMON STOCK") issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall be converted into the number of shares of Series A Preferred Stock, $.001 par value, of Travelocity.com (the "TRAVELOCITY.COM SERIES A PREFERRED STOCK") equal to (x) 33,000,000, divided by (y) the number of shares of Travelocity.com Class A Common Stock issued and outstanding immediately prior to the Effective Time; and

                  (iv) each share of Class B Common Stock, $.001 par value, of Travelocity.com ("TRAVELOCITY.COM CLASS B COMMON STOCK") issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall be converted into one share of Travelocity.com Common Stock.

          (b) As a result of the Merger and without any action on the part of the holder thereof, all shares of Preview Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "CERTIFICATE") representing any shares of Preview Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive, without interest, Travelocity.com Common Stock in accordance with Section 2.2(a) upon the surrender of such certificates.

     Section 2.2  EXCHANGE OF CERTIFICATES REPRESENTING PREVIEW COMMON STOCK.
(a) As of the Effective Time, Travelocity.com shall deposit, or shall cause to be deposited, with an exchange agent mutually acceptable to Preview and Sabre (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Preview Common Stock, for exchange in accordance with this

Article II, certificates representing the shares of Travelocity.com Common Stock (such certificates for shares of Travelocity.com Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") to be issued pursuant to Section 2.2 in exchange for outstanding shares of Preview Common Stock.

          (b) Promptly after the Effective Time, Travelocity.com shall cause the Exchange Agent to mail to each Preview holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Travelocity.com may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Travelocity.com Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate representing the number of shares of Travelocity.com Common Stock equal to the number of shares of Preview Common Stock represented by such Certificate and (y) a check representing the amount of unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Preview Common Stock which is not registered in the transfer records of Preview, a certificate representing the proper number of shares of Travelocity.com Common Stock may be issued to such a transferee if the Certificate representing such Preview Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until delivered and exchanged for Travelocity.com Common Stock as contemplated by this Section 2.2, each Certificate representing Preview Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the Certificate representing shares of Travelocity.com Common Stock as contemplated by
Section 2.2.

          (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Travelocity.com Common Stock shall be paid with respect to any shares of Preview Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Travelocity.com Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Travelocity.com Common Stock and not paid, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Travelocity.com Common Stock.

          (d) After the Effective Time, there shall be no transfers on the stock transfer books of Preview of the shares of Preview Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing Preview Common Stock are presented to Travelocity.com, they shall be canceled and exchanged for certificates for shares of Travelocity.com Common Stock pursuant to this Agreement in accordance with the procedures set forth in this Article II.

          (e) Any portion of the Exchange Fund that remains unclaimed by the former stockholders of Preview one year after the Effective Time shall be delivered to Travelocity.com. Any former stockholders of Preview who have not theretofore complied with this Article II shall thereafter look only to Travelocity.com for payment of their shares of Travelocity.com Common Stock, and unpaid dividends and distributions on the Travelocity.com Common Stock deliverable in respect of each share of Preview Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

          (f) None of Travelocity.com, Preview, the Exchange Agent or any other person shall be liable to any former holder of shares of Preview Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Travelocity.com, the posting by such person of a bond in such reasonable amount as Travelocity.com may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Travelocity.com Common Stock and unpaid dividends and distributions on shares of Travelocity.com Common Stock deliverable in respect thereof pursuant to this Agreement.

     Section 2.3 STOCK OPTIONS AND EQUITY AWARDS. (a) At the Effective Time, each outstanding employee, director or consultant option to purchase shares of Preview Common Stock (a "PREVIEW STOCK OPTION") granted under Preview's Stock Option Plans or otherwise, whether vested or not vested, shall be assumed by Travelocity.com. As of and after the Effective Time (i) each Preview Stock Option then outstanding shall be converted into a stock option to acquire the number of shares of Travelocity.com Common Stock equal to the number of shares of Preview Common Stock subject to such Preview Stock Option immediately prior to the Effective Time, and (ii) the exercise price per share of Travelocity.com Common Stock subject to any such converted Preview Stock Option shall be an amount equal to the exercise price per share of Preview Common Stock subject to the underlying Preview Stock Option immediately prior to the Effective Time. Other than as provided above, as of and after the Effective Time, each Travelocity.com stock option that had been a Preview Stock Option immediately prior to the Effective Time shall be subject to the same terms and conditions as in effect immediately prior to the Effective Time, including the timing of the vesting of such options.

          (b) At the Effective Time, each outstanding employee, director or consultant option to purchase shares of Sabre Class A Common Stock $.01 par value, (a "SABRE STOCK OPTION") granted under Sabre's Stock Option Plans or otherwise and set forth on Schedule

2.3(b), whether vested or not vested, shall be assumed by Travelocity.com as provided in this Section 2.3(b). As of and after the Effective Time (i) each Sabre Stock Option then outstanding, the holder of which has consented to such conversion, shall be converted into a stock option to acquire the number (rounded down to the nearest whole number) of shares of Travelocity.com Common Stock determined by multiplying (x) the number of shares of Sabre Class A Common Stock subject to such Sabre Stock Option immediately prior to the Effective Time by (y) the Option Exchange Ratio, and (ii) the exercise price per share of Travelocity.com Common Stock subject to any such converted Sabre Stock Option shall be an amount (rounded down to the nearest one-hundredth of a cent) equal to (x) the exercise price per share of Sabre Class A Common Stock subject to the underlying Sabre Stock Option immediately prior to the Effective Time, divided by (y) the Option Exchange Ratio. Other than as provided above, as of and after the Effective Time, each Travelocity.com stock option that had been a Sabre Stock Option immediately prior to the Effective Time shall be subject to the same terms and conditions as in effect immediately prior to the Effective Time. For purposes of this
Section 2.3(b), the "Option Exchange Ratio" shall equal (x) the average closing price per share of the Sabre Class A Common Stock for the ten (10) trading days ending on the trading day immediately prior to the date hereof, divided by (y) the average closing price per share of the Preview Common Stock for the ten (10) trading days ending on the trading day immediately prior to the date hereof.

          (c) At the Effective Time, each outstanding option to purchase shares of Travelocity.com Class B Common Stock shall be converted into an option to acquire an equal number of shares of Travelocity.com Common Stock, subject to the same terms and conditions as in effect immediately prior to the Effective Time.

          (d) Travelocity.com shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Travelocity.com Common Stock for delivery upon exercise of Preview Stock Options and Sabre Stock Options and settlement of other stock-based awards of Preview at and after the Effective Time.

          (e) On or as soon as practicable after the Effective Time, Travelocity.com shall file with the SEC a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Travelocity.com Common Stock subject to Preview Stock Options and Sabre Stock Options and other stock-based awards of Preview, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable Blue Sky Laws, for so long as such options or other stock-based awards remain outstanding.

     Section 2.4 ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Preview shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the number of shares of Travelocity.com Series A Preferred Stock or Travelocity.com Common Stock (or options to acquire such shares) issuable pursuant to this Agreement shall be appropriately adjusted to provide the holders of shares of

Preview Common Stock the same economic effect as contemplated by this Agreement prior to such event.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PREVIEW

     Except as set forth in the Preview Disclosure Schedule delivered by Preview to Sabre prior to the execution of this Agreement (the "PREVIEW DISCLOSURE SCHEDULE"), Preview represents and warrants to Sabre, Travelocity Holdings and Travelocity.com as follows:

     Section 3.1 ORGANIZATION, STANDING AND POWER. Preview and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a Material Adverse Effect on Preview. The copies of the certificate of incorporation and by-laws of Preview which were previously furnished to Sabre are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     Section 3.2 CAPITAL STRUCTURE. (a) As of October 3, 1999, the authorized capital stock of Preview consisted of (A) 50,000,000 shares of Common Stock, of which 13,935,243 shares were outstanding and (B) 5,000,000 shares of preferred stock, of which 100,000 shares of Series A Participating Preferred Stock have been designated and reserved for issuance upon exercise of the rights (the "RIGHTS") distributed to the holders of Preview Common Stock pursuant to the Preferred Shares Rights Agreement dated as of October 29, 1998 between Preview and U.S. Stock Transfer Corporation, as rights agent, as amended (the "RIGHTS AGREEMENT"). Since October 3, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Preview or any other securities of Preview other than issuances of shares (and accompanying Rights) pursuant to options or rights outstanding as of October 3, 1999 under the Preview Benefit Plans. All issued and outstanding shares of the capital stock of Preview are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of October 3, 1999 no options, warrants or other rights to acquire capital stock from Preview other than (w) the Rights, (x) options representing in the aggregate the right to purchase 3,089,295 shares of Preview Common Stock at a weighted average exercise price of $17.27 per share under Preview's 1988 Stock Option Plan, Preview's 1997 Stock Option Plan and Preview's 1997 Directors' Stock Option Plan (collectively, the "PREVIEW STOCK OPTION PLANS"), and (y) rights to purchase shares of Preview Common Stock under the Preview 1997 Employee Stock Purchase Plan (the "ESPP"). No options or warrants or other rights to acquire capital stock from Preview have been issued or granted since October 3, 1999, other than (i) the associated Rights issued with the shares issued as described above, (ii) options to purchase no more than 100,000 shares of Preview Common

Stock granted in the ordinary course of business to non-executive employees and having an exercise price not less than the current market price of Preview Common Stock on the date of grant and (iii) options to purchase up to that number of shares of Preview Common Stock equal to the number of shares subject to outstanding options that expire unexercised after the date hereof, provided that such options are granted with the consent of Sabre and have an exercise price not less than the current market price of Preview Common Stock on the date of grant.

          (b) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Preview having the right to vote on any matters on which stockholders may vote ("PREVIEW VOTING DEBT") are issued or outstanding.

          (c) All of the outstanding shares of capital stock and other equity securities of Preview's Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Preview, free and clear of all pledges and security interests.

          (d) Except as otherwise set forth in this Section 3.2, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Preview or any of its Subsidiaries is a party or by which any of them is bound obligating Preview or any of its Subsidiaries to issue, deliver, register or sell, or cause to be issued, delivered, registered or sold, additional shares of capital stock or other voting securities of Preview or any of its Subsidiaries or obligating Preview or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Preview or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Preview or any of its Subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which Preview is a party with respect to the voting of capital stock of Preview.

     Section 3.3 AUTHORITY; NO CONFLICTS. (a) Preview has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which Preview will be a party and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Merger to the approval of this Agreement and the Merger by the Required Preview Vote. The execution and delivery of this Agreement and the Ancillary Agreements to which Preview will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Preview, subject in the case of the consummation of the Merger to the approval of this Agreement and the Merger by the Required Preview Vote. This Agreement has been, and the Ancillary Agreements to which Preview will be a party will be, duly executed and delivered by Preview and constitute a valid and binding agreement of Preview, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles.

          (b) The execution and delivery of this Agreement does not and the execution and delivery of the Ancillary Agreements to which Preview will be a party will not, and the consummation of the Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to: (A) any provision of the certificate of incorporation or by-laws of Preview or any Subsidiary of Preview, or (B) except as would not have a Material Adverse Effect on Preview and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below, any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Preview or any Subsidiary of Preview or their respective properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, (a "GOVERNMENTAL ENTITY"), is required by or with respect to Preview or any Subsidiary of Preview in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which Preview will be a party by Preview or the consummation of the Merger and the other transactions contemplated hereby or thereby, except for those required under or in relation to (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) state securities or "blue sky" laws (the "BLUE SKY LAWS"), (iii) the Securities Act, (iv) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (v) the DGCL with respect to the filing of the Delaware Certificate of Merger, (vi) rules and regulations of Nasdaq, and (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on Preview.

     Section 3.4 REPORTS AND FINANCIAL STATEMENTS. Preview has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since November 19, 1997 (collectively, including all exhibits thereto, the "PREVIEW SEC REPORTS"). No Subsidiary of Preview is required to file any form, report or other document with the SEC. None of the Preview SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of Preview and its Subsidiaries (including the related notes) included in the Preview SEC Reports present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Preview and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments and the absence of notes. All of such Preview SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Preview SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     Section 3.5 INFORMATION SUPPLIED. (a) None of the information supplied or to be supplied by Preview for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus will, on the date it is first mailed to Preview stockholders or at the time of the Preview Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of Preview and its Subsidiaries (including the related notes) included in the Proxy Statement/Prospectus will present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Preview and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments and the absence of notes. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

          (b) Notwithstanding the foregoing provisions of this Section 3.5, no representation or warranty is made by Preview with respect to statements made or incorporated by reference in the Proxy Statement/Prospectus based on information supplied by Sabre, Travelocity Holdings or Travelocity.com for inclusion or incorporation by reference therein.

     Section 3.6 VOTE REQUIRED; DGCL. (a) The affirmative vote of the holders of a majority of the outstanding shares of Preview Common Stock (the "REQUIRED PREVIEW VOTE"), is the only vote of the holders of any class or series of Preview capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (b)  Neither the restrictions on business combinations set forth in
Section 203 of the DGCL nor similar restrictions imposed by any other state takeover or similar statute or regulation apply to the Merger, this Agreement, any Ancillary Agreement to which Preview will be a party or any of the transactions contemplated hereby and thereby.

     Section 3.7 RIGHTS AGREEMENT. The Board of Directors of Preview has resolved to, and Preview promptly after the execution of this Agreement will, take all action necessary to render the rights issued pursuant to the Rights Agreement inapplicable to the Merger Agreement and the Ancillary Agreements to which Preview will be a party and the other transactions contemplated hereby and thereby and for the rights to expire as of the Effective Time.

     Section 3.8 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Hambrecht & Quist LLC (the "FINANCIAL ADVISOR"), whose fees and expenses will be paid by Preview in accordance with Preview's agreement with such firm, based upon arrangements made by or on behalf of Preview and previously disclosed to Sabre.

     Section 3.9 OPINION OF FINANCIAL ADVISOR. Preview has received the opinion of the Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the transactions contemplated by this Agreement are fair, from a financial point of view, to the holders of Preview Common Stock (the "PREVIEW FAIRNESS OPINION"), a copy of which opinion has been made available to Sabre.

     Section 3.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Preview SEC Reports filed prior to this date, (a) since the end of Preview's fiscal year last ended, Preview and each of its Subsidiaries has conducted its business in all material respects in the ordinary and usual course of its business consistent with past practice and there has not been any change, development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Preview and (b) since the end of Preview's fiscal year last ended there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Preview;
(ii) any change by Preview to its accounting policies, practices or methods;
(iii) other than in the ordinary course of business consistent with past practice, any material tax election made or changed, any material tax audit settled or any amended material Tax Returns filed; (iv) any amendment or change to the terms of any of its indebtedness material to Preview and its Subsidiaries taken as a whole; (v) any incurrence of any material indebtedness; (vi) any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to Preview and its Subsidiaries taken as a whole; (vii) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Preview or its Subsidiaries material to Preview and its Subsidiaries taken as a whole, whether or not covered by insurance; (viii) except (1) in the ordinary course of business consistent with past practice for employees other than executive officers or directors, (2) as required by applicable law, (3) for the issuance of options to purchase not more than 100,000 shares of Preview Common Stock granted in the ordinary course of business to non-executive employees and having an exercise price not less than the current market price of Preview Common Stock on the date of grant,
(4) options to purchase up to that number of shares of Preview Common Stock equal to the number of shares subject to outstanding options that expire unexercised after the date hereof, provided that such options are granted with the consent of Sabre, and have an exercise price not less than the current market price of Preview Common Stock on the date of grant, (5) for options to purchase 2,205,996 shares issued after the end of Preview's fiscal year last ended and prior to the date hereof or (6) for the acceleration of stock options in connection with a change of control in the amounts and on the terms and conditions as described in the Preview Disclosure Schedule (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employment or consulting agreement with any officer, director or other key employee, or any amendment to any Preview Benefit Plan or adoption or execution of any new employee benefit plan for the benefit of any officer, director or other key employee (including, without limitation, the Preview Benefit Plans referred to in Section 3.13) or (B) any grant of any stock options or other equity related award; or (ix) any agreement or commitment entered into with respect to any of the foregoing.

     Section 3.11 LITIGATION AND LIABILITIES. (a) Except as disclosed in the Preview SEC Reports filed prior to this date, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or hearings or, to the knowledge of Preview, investigations, pending or, to the knowledge of Preview, threatened against Preview or any of its Subsidiaries or any of their respective properties and assets, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Preview.

          (b) Neither Preview nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) the existence of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Preview except (i) liabilities described in the Preview SEC Reports filed with the SEC prior to the date hereof or reflected on Preview's consolidated balance sheet (and related notes thereto) as of the end of its most recently completed fiscal year filed in the Preview SEC Reports or (ii) liabilities of the type permitted to be incurred pursuant to
Section 5.1.

     Section 3.12 NO VIOLATION OF LAW; PERMITS. The business of Preview and each of its Subsidiaries is being conducted in accordance with all, and not in violation of any, applicable statutes, rules, ordinances, regulations, judgments, orders or decrees of all Governmental Entities, and all permits, franchises, licenses, authorizations or consents granted by each Governmental Entity, and Preview and each of its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Preview. Neither Preview nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, is a party to any commitment letter or similar undertaking to, is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business (whether the type of business, the location or otherwise) and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Preview, nor has Preview been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.


     Section 3.13 EMPLOYEE MATTERS; ERISA. (a) Set forth in the Preview Disclosure Schedule is a complete list of each Preview Benefit Plan and each Preview Multiemployer Plan. The term "PREVIEW BENEFIT PLAN" shall mean (i) each plan, program, policy, contract or agreement providing for compensation, deferred compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, including, without limitation, any "employee benefit plan," within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and (ii) each employment, severance, "change of control," consulting, non-compete, confidentiality, or similar agreement or contract, in each case, with respect to which Preview or any Subsidiary of Preview has or may have any liability (accrued, contingent or otherwise). The term "PREVIEW MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA in respect of which Preview or any Subsidiary of Preview has or may have any liability (accrued, contingent or otherwise).

          (b) Preview has provided or made available to Sabre (i) current, accurate and complete copies of all documents embodying each Preview Benefit Plan, including all amendments, written interpretations (which interpretation could be regarded as increasing the liabilities of Preview and its Subsidiaries taken as a whole under the relevant Preview Benefit Plan) and all trust or funding arrangements and insurance contracts with respect thereto; (ii) the most recent annual actuarial valuation, if any, prepared for each Preview Benefit Plan; (iii) the most recent annual report (Series 5500 and all schedules), if any, required under ERISA in connection with each Preview Benefit Plan or related trust; (iv) the most recent determination letter received from the Internal Revenue Service, if any, for each Preview Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if any Preview Benefit Plan is funded, the most recent annual and periodic accounting of such Preview Benefit Plan's assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Preview Benefit Plan; and (vii) all material communications to any one or more current, former or retired employee, officer, consultant, independent contractor, agent or director of Preview or any Subsidiary of Preview (each, a "PREVIEW EMPLOYEE" and collectively, the "PREVIEW EMPLOYEES") relating to each Preview Benefit Plan (which communication could be regarded as increasing the liabilities of Preview and its Subsidiaries taken as a whole under the relevant Preview Benefit Plan).

          (c) All Preview Benefit Plans have been administered in all respects in accordance with the terms thereof and all applicable laws except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Preview. Each Preview Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code (each, a "PREVIEW PENSION PLAN"), has received a favorable determination letter from the Internal Revenue Service, and Preview is not aware of any circumstances that would reasonably be expected to result in the revocation or denial of this qualified status. Except as otherwise set forth in the Preview Disclosure Schedule or in the Preview SEC Reports filed prior to this date, as of the date hereof there is no pending or, to Preview's knowledge, threatened, material claim, litigation, proceeding, audit, examination or investigation relating to any Preview Benefit Plans or any Preview Employees that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Preview.

          (d) No material liability under Title IV of ERISA exists or is reasonably expected to be incurred by Preview or any Subsidiary of Preview or any entity which is considered a single employer with Preview or any Subsidiary of Preview under Section 4001(a)(15) of ERISA or Section 414 of the Code (a "PREVIEW ERISA AFFILIATE"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Preview Pension Plan within the past twelve (12) months.

          (e) All contributions, premiums and payments (other than contributions, premiums or payments that are not material, in the aggregate) required to be made as of the date of this Agreement under the terms of any Preview Benefit Plan have been made. No Preview Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Preview nor any Subsidiary of Preview nor any Preview ERISA Affiliate has provided, or is required to provide, security to any Preview Pension Plan pursuant to Section 401(a)(29) of the Code.

          (f) As of the date of this Agreement, none of Preview, any Subsidiary of Preview or any Preview ERISA Affiliate have incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Preview Multiemployer Plan, which liability has not previously been fully satisfied. None of Preview, any Subsidiary of Preview or any Preview ERISA Affiliate has knowledge that any Preview Multiemployer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA or of any condition that would reasonably be expected to result in a Preview Multiemployer Plan becoming insolvent or going into reorganization.

          (g) Except as set forth in the Preview Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Preview Benefit Plan that will or would reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Preview Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Preview, any Subsidiary of Preview or New Travelocity to amend or terminate any Preview Benefit Plan. Except as set forth in the Preview Disclosure Schedule, no payment or benefit which will or may be made by Preview, or any Subsidiary of Preview, New Travelocity or any of their respective affiliates with respect to any Preview Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     Section 3.14 LABOR MATTERS. (a) Except as set forth in the Preview SEC Reports filed prior to this date, no work stoppage, slowdown, lockout or labor strike against Preview or any Subsidiary of Preview by Preview Employees is pending or, to the knowledge of Preview, threatened in writing.

          (b) Except as set forth in the Preview SEC Reports filed prior to this date, as of the date of this Agreement, neither Preview nor any Subsidiary of Preview is involved in or, to the knowledge of Preview, threatened with, any material labor dispute, grievance or arbitration or any union organizing activity (by it or any of its employees) involving any Preview Employees.

     Section 3.15 TAX MATTERS. (a) All material Tax Returns required to be filed by Preview or its Subsidiaries either on a separate or combined or consolidated basis on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions. All such Tax Returns are (or, as to Tax Returns not filed on the date hereof, will be) complete and accurate in all material respects.

          (b) All material Taxes (as herein defined) shown as due on the Tax Returns referred to in Section 3.15(a) either (i) have been fully paid (except with respect to matters contested in good faith as set forth in the Preview Disclosure Schedule) or (ii) are adequately reflected as a liability on Preview's or its Subsidiaries' books and records. All material Taxes required to be collected or withheld have been collected or withheld.

          (c) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Preview and its Subsidiaries have made due and sufficient accruals for such Taxes, to the extent they are material, in their respective books and records and financial statements.

          (d) Preview and each of its Subsidiaries have not waived any statute of limitations, or agreed to any extension of time, with respect to federal income or material state Taxes or a material Tax assessment or deficiency.

          (e) As of this date, (i) there are not pending or, to the knowledge of Preview, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters and
(ii) there are not any unresolved questions or claims concerning Preview's or any of its Subsidiaries' Tax liability that were raised by any taxing authority in a written communication to Preview or any Subsidiary.

          (f) Preview has made available to Sabre correct and complete copies of the United States federal income, all material state income or franchise, and all material sales, use and excise Tax Returns filed by Preview and its Subsidiaries since January 1, 1996.

          (g) Preview has not distributed the stock of a "controlled corporation" (within the meaning of that term as used in section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

          (h) No written claim, and to the knowledge of Preview, no claim, has ever been made by an authority in a jurisdiction where any of Preview and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (i) Preview has previously delivered to Sabre true and correct copies of all federal, state, local and foreign income Tax Returns and all other material Tax Returns filed with respect to any of Preview and its Subsidiaries for taxable periods ending on or after January 1, 1996. None of such Tax Returns has been audited or currently is the subject of an audit.

          (j) None of Preview and its Subsidiaries is a party to any Tax allocation or sharing agreement.

          (k) As of December 31, 1998, the net operating loss carryforward of Preview and its Subsidiaries for federal income Tax purposes was at least $58,705,492, and for the six months ended June 30, 1999 Preview and its Subsidiaries had negative taxable income of approximately $11,000,000, and except as set forth in the Preview Disclosure Schedule, Preview and its Subsidiaries are not subject to any limitations, E.G., Sections 382 and 384 of the Code and restrictions under the consolidated return regulations pursuant to Section 1502 of the Code or provisions of state laws affecting such net operating loss carryforwards for state income tax or state franchise tax purposes, on their ability to use the net operating loss carryforward other than those that may arise as a result of the transactions contemplated by this Agreement.

     As used in this Agreement, (i) the term "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") includes all federal, state, local and foreign income, profits, franchise, gross receipts, license, premium, environmental (including taxes under Section 59A of the Code), capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, transfer, property, withholding, excise, production, occupation, windfall profits, customs duties, social security (or similar), registration, value added, alternative or add-on minimum, estimated, occupancy and other taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "TAX RETURN" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns and any amendment thereto) required to be supplied to a Tax authority relating to Taxes.

     Section 3.16  CONTRACTS.  (a) Set forth in the Preview Disclosure
Schedule is a true and complete list of contracts or agreements, of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto ("CONTRACTS") of the following types to which Preview or any Subsidiary is a party or by or to which Preview or any Subsidiary or any of their properties may be bound or subject as of the date hereof:

               (i) Contracts for the sale of any real or personal (tangible or intangible) properties other than in the ordinary course of business, or for the grant of any option or preferential rights to purchase any such properties;

               (ii) Contracts for the construction, modification or repair of any building, structure or facility or for the incurrence of any capital expenditures or for the acquisition of fixed assets, providing for payments in excess of $100,000 in the aggregate;

               (iii) Contracts relating to the acquisition by Preview or any Subsidiary of any operating business or the capital stock of any other Person that has not been consummated or that has been consummated but contains representations, covenants, guaranties, indemnities or other obligations that remain in effect;

               (iv)    Contracts relating to any litigation;

               (v) Contracts relating to the lending or borrowing of money or other indebtedness for borrowed money in excess of $75,000 or pursuant to which Preview or any of its Subsidiaries' assets are or may become subject to a lien, charge, mortgage or other encumbrance;

               (vi) Contracts under which Preview or any Subsidiary agrees to indemnify any Person;

               (vii) Contracts containing non-competition, exclusivity or other similar provisions that would limit, impair or restrict the ability of Preview or any of its Subsidiaries to do business in any line of business or in any geographical area or with any Person;

               (viii) Contracts pursuant to which Preview or any Subsidiary leases, subleases or otherwise has the right to use any real or personal property, except those contracts terminable (other than in the case of default by a party thereto) on 90 days' or less notice without any penalty and those involving receipt or payment of less than $75,000 in any year;

               (ix) Contracts in respect of licenses or other Contracts relating to Intellectual Property and Contracts relating to advertising arrangements, except those contracts terminable (other than in the case of default by a party thereto) on 90 days' or less notice without any penalty and those involving receipt or payment of less than $75,000 in any year;

               (x) Contracts relating to portal or other distribution arrangements;

               (xi) Contracts in respect of any joint venture, partnership or other similar arrangement (including, without limitation, any joint development agreement);

               (xii)   Contracts with any Governmental Entity;

               (xiii) Contracts with any Preview Employee or consultant relating to (A) non-disclosure, confidentiality, assignment of inventions, proprietary rights or non-competition agreements and (B) severance, bonus or similar arrangements that become operative in connection with or as a result of the Merger; and

               (xiv) Contracts (other than those specified in any of clauses (i) through (xiii) of this clause (a)) which relate to or affect the business, operations or any of the assets or properties of Preview or any Subsidiary in a material way, except those (x) which are specifically not required to be scheduled pursuant to the provisions of any of clauses (i) through (xiii) of this paragraph (a), and (y) which are terminable (other than in the case of default by a party thereto) on 90 days' or less notice without any penalty and those involving payments of less than $50,000 in any year; and, in the case of each of clauses (x) and (y) above, are not material.

          (b) Unless precluded by an applicable confidentiality agreement, true and complete copies of all Contracts listed on Preview Disclosure Schedule have been made available to Sabre, Travelocity Holdings or Travelocity.com. All of the Contracts referred to in the preceding paragraph
(a) clauses (i) through (xiv) are valid, binding, in full force and effect and enforceable in accordance with their terms against Preview, or the applicable Subsidiary (as the case may be), and, to the knowledge of Preview, against the respective counterparties to such Contracts. None of Preview or any of its Subsidiaries or, to the knowledge of Preview as of the date hereof, any other party, is in breach, violation or default under any Contract listed or required to be listed on the Preview Disclosure Schedule. No event exists to the knowledge of Preview as of the date hereof which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to any lien, charge or encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Contract listed or required to be listed on the Preview Disclosure Schedule. None of Preview, any Subsidiary or, to the knowledge of Preview, any other party to any of the Contracts listed on the Preview Disclosure Schedule is in material arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts and no waiver or indulgence has been granted by any of the parties thereto.

     Section 3.17 INTELLECTUAL PROPERTY. Each material item of Preview Intellectual Property which is a patent, patent application, trademark, trademark application, service mark, service mark application, domain name, copyright registration, copyright application, or license, sublicense, agreement, or permission concerning any of the foregoing, is set forth on the Preview Disclosure Schedule. Except as set forth on the Preview Disclosure
Schedule:

          (a) Preview possesses all right, title and interest in and to, and is the sole and exclusive owner of or has a valid license to use, all the Preview Intellectual Property, free and clear of any encumbrance, and has the right to require the applicant of any Preview Intellectual Property which is an application, including but not limited to patent applications or copyright applications, to transfer ownership to Preview of the application and of the registration once it issues, and, to Preview's knowledge, all registered patents, trademarks, service marks and copyrights listed on the Preview Disclosure Schedule are valid and subsisting and in full force and effect;

          (b) The Preview Intellectual Property is all the Intellectual Property that is necessary for the ownership, maintenance and operation of Preview's properties and assets and Preview has the right to use all of the Preview Intellectual Property in all jurisdictions in which Preview conducts or proposes to conduct its business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights;

          (c) To Preview's knowledge, Preview has not, and the continued operation of its business as presently conducted and as presently proposed to be conducted will not, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and Preview has not received written notice of any charge, complaint, claim, demand or notice so alleging (including any claim that Preview must license or refrain from using any Intellectual Property rights of any third party);

          (d) To Preview's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Preview Intellectual Property; and

          (e) To Preview's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made, is pending, or, to the knowledge of Preview, is threatened which challenges the legality, validity, enforceability, use or ownership of any Preview Intellectual Property.

"Preview Intellectual Property" means all Intellectual Property used by Preview in the operation of its business.

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, know-how, customer and supplier lists, pricing and cost information and business and marketing plans and proposals),
(e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (a) through (f) herein (in whatever form or medium), and (h) all licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (a) through (f) herein.

     Section 3.18 YEAR 2000 COMPLIANCE. Preview has provided to Sabre the plans (the "YEAR 2000 PLAN") that detail the steps Preview plans to take to provide that all material computer software and hardware, and any other systems affected by computer technology, used by Preview or any Subsidiary in the conduct of its businesses as presently conducted (the "SYSTEMS") will have date fields, processing logic, outputs and interfaces that (i) will recognize the advent of the year 2000, (ii) will correctly process information relating to the dates before, on and after January 1, 2000, and
(iii) will function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century (collectively, "YEAR 2000 COMPLIANT"). Preview has used all means reasonably available to determine that (a) the Year 2000 Plan will be effective to cause the Systems to be

Year 2000 Compliant by November 15, 1999; (b) the Year 2000 Plan has been carried out to date in a diligent manner and there is no fact or circumstance of which Preview is aware that will cause the Year 2000 Plan not to result in the Systems being Year 2000 Compliant; and (c) the Year 2000 Plan includes the steps necessary to ascertain whether third party vendors upon whom Preview relies for goods and services of a material nature utilize systems that are Year 2000 Compliant, and if they are not, to replace such vendors with vendors who have systems that are Year 2000 Compliant.

     Section 3.19 NO TERMINATION OF BUSINESS RELATIONSHIP. Since January 1, 1999 through the date hereof, none of the Persons with which Preview or any Subsidiary has a material business relationship has given notice in writing or other indication in writing of any intention to cancel or otherwise terminate, prior to the end of the applicable contract term, a material business relationship with Preview or any Subsidiary and, to the knowledge of Preview as of the date hereof, no event has occurred or failed to occur which
(i) would, to the knowledge of Preview as of the date hereof, precipitate the cancellation or termination of such a business relationship or (ii) would entitle any such entity or customer to terminate such a business relationship.

     Section 3.20 INSURANCE. Preview and each Subsidiary maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks (including fire, casualty, and liability), as is consistent with industry practice. There is no default with respect to any provision contained in any insurance policy, nor has Preview or any Subsidiary failed to give any notice or present any claim under any such policy in due and timely fashion. All premiums due and payable with respect to the insurance policies have been paid. All such policies are in full force and effect. Neither Preview nor any Subsidiary has failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by Preview or any Subsidiary under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. No notice of cancellation or non-renewal of any such policy has been received by Preview or any Subsidiary.

     Section 3.21  DISCLOSURE.  The information described on Schedule 3.21
(i) to the extent constituting historical facts, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, and (ii) to the extent constituting forward-looking statements, represents Preview's best estimates prepared in good faith and based upon reasonable assumptions (excluding the impact of the transactions contemplated by this Agreement).


     Section 3.22 AOL AGREEMENTS. As of the date hereof, each of the Interactive Services Agreement between America Online Inc. ("AOL") and Preview dated September 1, 1997, the Database Agreement between AOL and Preview dated September 25, 1997, (collectively, the "AOL Agreements"), are valid, binding, in full force and effect and enforceable in accordance with their terms against Preview and to Preview's knowledge, against AOL. As of the date hereof, there is no breach, violation or default of or under the AOL Agreements by Preview or, to Preview's knowledge, by AOL. To Preview's knowledge, as of the date hereof, no event exists which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to any right of termination, modification, cancellation, suspension, limitation, revocation or acceleration under the AOL Agreements by either Preview or AOL. Preview has no reason to believe that AOL will not be able to fulfill all of its obligations under the AOL Agreements and, as of the date hereof, Preview has not been notified that AOL intends to cancel, terminate or modify the AOL Agreements and, as of the date hereof, Preview does not have knowledge of any event which would precipitate any such cancellation, termination or modification or entitle AOL to cancel, terminate or modify the AOL Agreements. Preview and, to Preview's knowledge, AOL are in compliance in all material respects with the AOL Agreements.

                                     ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES
                 OF SABRE, TRAVELOCITY HOLDINGS AND TRAVELOCITY.COM

     Except as set forth in the Sabre Disclosure Schedule delivered by Sabre to Preview prior to the execution of this Agreement (the "SABRE DISCLOSURE SCHEDULE"), each of Sabre, Travelocity Holdings and Travelocity.com (as applicable), jointly and severally, represents and warrants to Preview as follows:

     Section 4.1 ORGANIZATION, STANDING AND POWER. Each of Sabre, Travelocity Holdings and Travelocity.com is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a Material Adverse Effect on each of Sabre, Travelocity Holdings or Travelocity.com, as applicable.

     Section 4.2 AUTHORITY; NO CONFLICTS. (a) Each of Sabre, Travelocity Holdings and Travelocity.com has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Sabre, Travelocity Holdings and Travelocity.com. This Agreement has been, and the Ancillary Agreements to which Sabre, Travelocity Holdings and Travelocity.com will be a party will be, duly executed and delivered by each of Sabre, Travelocity Holdings and Travelocity.com and constitute a valid and binding agreement of each of Sabre, Travelocity Holdings and Travelocity.com, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles.

          (b) The execution and delivery of this Agreement does not and the execution and delivery of the Ancillary Agreements to which Sabre, Travelocity Holdings and Travelocity.com will be a party will not and the consummation of the Merger and the other transactions contemplated hereby or thereby will not, conflict with, or result in any Violation pursuant to: (A) any provision of the respective certificate of incorporation or by-laws of Sabre, Travelocity Holdings or Travelocity.com, or (B) except as would not have a Material Adverse Effect on any of Sabre, Travelocity Holdings or Travelocity.com and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below, any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of Sabre, Travelocity Holdings or Travelocity.com or their respective properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any of Sabre, Travelocity Holdings or Travelocity.com in connection with the execution and delivery of this Agreement or any Ancillary Agreement by each of Sabre, Travelocity Holdings or Travelocity.com or the consummation of the Merger and the other transactions contemplated hereby or thereby, except for those required under or in relation to (i) the HSR Act, (ii) the Blue Sky Laws, (iii) the Securities Act, (iv) the Exchange Act, (v) the DGCL with respect to the filing of the Delaware Certificate of Merger, (vi) rules and regulations of Nasdaq, and (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not have a Material Adverse Effect on any of Sabre, Travelocity Holdings, Travelocity.com or Travelocity LP.

     Section 4.3 FINANCIAL STATEMENTS. Sabre has provided to Preview the audited balance sheets of the Travelocity Business as at December 31, 1998, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for the fiscal year then ended (collectively, the "Travelocity Financial Statements"). Each of the financial statements of the Travelocity Business (including the related notes) presents fairly in all material respects, the financial position of the Travelocity Business and results of operations and cash flows of the Travelocity Business as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the period involved except as otherwise noted therein.

     Section 4.4 INFORMATION SUPPLIED. (a) None of the information supplied or to be supplied by Sabre, Travelocity Holdings or Travelocity.com for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus will, on the date it is first mailed to Preview stockholders or at the time of the Preview Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) of the Travelocity Business included in the Proxy Statement/Prospectus will present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Travelocity Business as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments and the absence of notes. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

          (b) Notwithstanding the foregoing provisions of this Section 4.4, no representation or warranty is made by Sabre, Travelocity Holdings or Travelocity.com with respect to statements made or incorporated by reference in the Proxy Statement/Prospectus based on information supplied by Preview for inclusion or incorporation by reference therein.

     Section 4.5 VOTE REQUIRED; DGCL. (a) The affirmative vote of the holders of a majority of the outstanding shares of Travelocity.com Common Stock (the "REQUIRED TRAVELOCITY.COM VOTE"), has been obtained and is the only vote of the holders of any class or series of Travelocity.com capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (b)  Neither the restrictions on business combinations set forth in
Section 203 of the DGCL nor similar restrictions imposed by any other state takeover or similar statute or regulation apply to the Merger, this Agreement, or any of the transactions contemplated hereby.

     Section 4.6 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Goldman, Sachs & Co. whose fees and expenses will be paid by Sabre in accordance with Sabre's agreement with such firm, based upon arrangements made by or on behalf of Sabre and previously disclosed to Preview.

     Section 4.7 NO BUSINESS ACTIVITIES. Travelocity.com has not conducted any activities other than in connection with the organization of Travelocity.com, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Travelocity.com has no Subsidiaries.

     Section 4.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed in any required report, schedule, form, statement or other document required to be filed by Sabre Holdings, Inc. with the SEC (collectively, including all exhibits thereto, the "SABRE SEC REPORTS") filed prior to this date or the Sabre Disclosure Schedule, (A) since the end of Sabre's fiscal year last ended, Sabre has conducted the Travelocity Business in all material respects in the ordinary and usual course of such business consistent with past practice and there has not been any change, development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Travelocity Business and (B) since the end of Sabre's fiscal year last ended until this date there has not been (i) any change by the Travelocity Business to its accounting policies, practices or methods;
(ii) any amendment or change to the terms of any indebtedness material to the Travelocity Business taken as a whole; (iii) any incurrence of any material indebtedness by the Travelocity Business; (iv) any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to the Travelocity Business taken as a whole; (v) any material damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Travelocity Business material to the Travelocity Business taken as a whole, whether or not covered by insurance; (vi) except in the ordinary course of business consistent with past practice for employees other than executive officers or directors, or except as required by applicable law or contemplated by this Agreement, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employment or consulting agreement with any officer, director or other key employee of the Travelocity Business, or any amendment to any Sabre Benefit Plan or adoption or execution of any new employee benefit plan for the benefit of any officer, director or other key employee of the Travelocity Business (including, without limitation, the Sabre Benefit Plans referred to in Section 4.11), or (B) any grant of any stock options or other equity related award to any officer, director or employee of the Travelocity Business; or (vii) any agreement or commitment entered into with respect to any of the foregoing.

     Section 4.9 LITIGATION AND LIABILITIES. (a) Except as disclosed in the Sabre SEC Reports filed prior to this date or the Sabre Disclosure Schedule, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings) or hearings or, to the knowledge of Sabre, investigations, pending or, to the knowledge of Sabre, threatened against the Travelocity Business or any of the properties and assets used in the Travelocity Business, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Travelocity Business.

          (b) The Travelocity Business has no liabilities (absolute, accrued, contingent or otherwise) the existence of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Travelocity Business except (i) liabilities described in the Sabre SEC Reports filed with the SEC prior to the date hereof or on the Sabre Disclosure Schedule or reflected on Sabre's consolidated balance sheet (and related notes thereto) as of the end of its most recently completed fiscal year filed in the Sabre SEC Reports or (ii) liabilities of the type permitted to be incurred pursuant to Section 5.1.

     Section 4.10 NO VIOLATION OF LAW; PERMITS. The Travelocity Business is being conducted in accordance with all, and not in violation of any, applicable statutes, rules, ordinances, regulations, judgments, orders or decrees of all Governmental Entities, and all permits, franchises, licenses, authorizations or consents granted by each Governmental Entity, and all permits, franchises, licenses, authorizations or consents necessary for the conduct of the

Travelocity Business, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Travelocity Business. The Travelocity Business is not subject to any cease and desist or other order, judgment, injunction or decree issued by, or is not subject to any written agreement, consent agreement or memorandum of understanding with, is not subject to any commitment letter or similar undertaking to, is not subject to any order or directive by, or is not subject to any board resolutions at the request of, any Governmental Entity that materially restricts the conduct of its business (whether the type of business, the location or otherwise) and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Travelocity Business, nor has Sabre been advised in writing that any Governmental Entity has proposed issuing or requesting any of the foregoing.

     Section 4.11 EMPLOYEE MATTERS/ERISA. (a) Set forth in the Sabre Disclosure Schedule is a complete list of each Sabre Benefit Plan and each Sabre Multiemployer Plan. The term "SABRE BENEFIT PLAN" shall mean (i) each plan, program, policy, contract or agreement providing for compensation, deferred compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, including, without limitation, any "employee benefit plan," within the meaning of Section 3(3) of ERISA but excluding any "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and (ii) each employment, severance, "change of control," consulting, non-compete, confidentiality, or similar agreement or contract, in each case, in which Travelocity Business Employees (as defined in Section 4.11(b) below) participate and with respect to which Sabre or any Subsidiary of Sabre has or may have any liability (accrued, contingent or otherwise). The term "SABRE MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA in which employees of the Travelocity Business participate and with respect to which Sabre or any Subsidiary of Sabre has or may have any liability (accrued, contingent or otherwise).

          (b) Sabre has provided or made available to Preview (i) current, accurate and complete copies of all documents embodying each Sabre Benefit Plan, including all amendments, written interpretations (which interpretation could be regarded as increasing the liabilities of Sabre and its Subsidiaries taken as a whole under the relevant Sabre Benefit Plan) and all trust or funding arrangements and insurance contracts with respect thereto; (ii) the most recent annual actuarial valuation, if any, prepared for each Sabre Benefit Plan; (iii) the most recent annual report (Series 5500 and all schedules), if any, required under ERISA in connection with each Sabre Benefit Plan or related trust; (iv) the most recent determination letter received from the Internal Revenue Service, if any, for each Sabre Benefit Plan and related trust which is intended to satisfy the requirements of
Section 401(a) of the Code; (v) if any Sabre Benefit Plan is funded, the most recent annual and periodic accounting of such Sabre Benefit Plan's assets;
(vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Sabre Benefit Plan; and (vii) all material communications to any one or more current, former or retired employee, officer, consultant, independent contractor, agent or director of the Travelocity Business (each, a "TRAVELOCITY BUSINESS EMPLOYEE" and collectively, the "TRAVELOCITY BUSINESS EMPLOYEES") relating to each Sabre Benefit Plan (which communication could be regarded as increasing the liabilities of Sabre and its Subsidiaries taken as a whole under the relevant Sabre Benefit Plan).

          (c) All Sabre Benefit Plans have been administered in all respects in accordance with the terms thereof and all applicable laws except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Travelocity Business. Each Sabre Benefit Plan which is a Pension Plan, which is intended to be qualified under Section 401(a) of the Code and in which Travelocity Business Employees participate (each, a "SABRE PENSION PLAN"), has received a favorable determination letter from the Internal Revenue Service, and Sabre is not aware of any circumstances that would reasonably be expected to result in the revocation or denial of this qualified status. Except as otherwise set forth in the Sabre Disclosure Schedule or in the Sabre SEC Reports filed prior to this date, there is no pending or, to Sabre's knowledge, threatened, material claim, litigation, proceeding, audit, examination or investigation relating to any Sabre Benefit Plans or any Travelocity Business Employees that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Travelocity Business.

          (d) No material liability under Title IV of ERISA exists or is reasonably expected to be incurred by Sabre or any Subsidiary of Sabre or any entity which is considered a single employer with Sabre or any Subsidiary of Sabre under Section 4001(a)(15) of ERISA or Section 414 of the Code (a "SABRE ERISA AFFILIATE"). No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Sabre Pension Plan within the past twelve (12) months.

          (e) All contributions, premiums and payments (other than contributions, premiums or payments that are not material, in the aggregate) required to be made under the terms of any Sabre Benefit Plan have been made. No Sabre Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Sabre nor any Subsidiary of Sabre nor any Sabre ERISA Affiliate has provided, or is required to provide, security to any Sabre Pension Plan pursuant to Section 401(a)(29) of the Code.

          (f) As of the Closing Date, none of Sabre, any Subsidiary of Sabre or any Sabre ERISA Affiliate will have incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Sabre Multiemployer Plan, which liability has not previously been fully satisfied. None of Sabre, any Subsidiary of Sabre or any Sabre ERISA Affiliate has knowledge that any Sabre Multiemployer Plan fails to qualify under Section 401(a) of the Code, is insolvent or is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA or of any condition that would reasonably be expected to result in a Sabre Multiemployer Plan becoming insolvent or going into reorganization.

          (g) Except as set forth in the Sabre Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Sabre

Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Travelocity Business Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Sabre or any Subsidiary of Sabre to amend or terminate any Sabre Benefit Plan. Except as set forth in the Sabre Disclosure Schedule, no payment or benefit which will or may be made by Sabre, or any Subsidiary of Sabre, or any of their respective affiliates with respect to any Travelocity Business Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

     Section 4.12 LABOR MATTERS. (a) Except as set forth in the Sabre SEC Reports filed prior to this date or the Sabre Disclosure Schedule, no work stoppage, slowdown, lockout or labor strike by employees of the Travelocity Business is pending or, to the knowledge of Sabre, threatened in writing.

          (b) Except as set forth in the Sabre SEC Reports filed prior to this date or the Sabre Disclosure Schedule, as of the date of this Agreement, neither Sabre nor any Subsidiary of Sabre is involved in or, to the knowledge of Sabre, threatened with, any material labor dispute, grievance or arbitration or any union organizing activity (by it or any of its employees) involving any employees of the Travelocity Business.

     Section 4.13 CONTRACTS. (a) Set forth in the Sabre Disclosure Schedule is a true and complete list of Contracts of the following types to which Sabre or any Subsidiary is a party relating to the Travelocity Business or by or to which the Travelocity Business or any of its properties may be bound or subject as of the date hereof:

               (i) Contracts for the sale of any real or personal (tangible or intangible) properties other than in the ordinary course of business, or for the grant of any option or preferential rights to purchase any such properties;

               (ii) Contracts for the construction, modification or repair of any building, structure or facility or for the incurrence of any capital expenditures or for the acquisition of fixed assets, providing for payments in excess of $100,000 in the aggregate;

               (iii) Contracts relating to the acquisition by Sabre or any Subsidiary of any operating business or the capital stock of any other Person that has not been consummated or that has been consummated but contains representations, covenants, guaranties, indemnities or other obligations that remain in effect;

               (iv)   Contracts relating to any litigation;

               (v) Contracts relating to the lending or borrowing of money or other indebtedness for borrowed money in excess of $75,000 or pursuant to which any assets of the Travelocity Business are or may become subject to a lien, charge, mortgage or other encumbrance;

               (vi) Contracts under which Sabre or any Subsidiary agrees to indemnify any Person;

               (vii) Contracts containing non-competition, exclusivity or other similar provisions that would limit, impair or restrict the ability of the Travelocity Business to do business in any line of business or in any geographical area or with any Person;

               (viii) Contracts pursuant to which Sabre or any Subsidiary leases, subleases or otherwise has the right to use any real or personal property, except those contracts terminable (other than in the case of default by a party thereto) on 90 days' or less notice without any penalty and those involving receipt or payment of less than $75,000 in any year;

               (ix) Contracts in respect of licenses or other Contracts relating to Intellectual Property and Contracts relating to advertising arrangements, except those contracts terminable (other than in the case of default by a party thereto) on 90 days' or less notice without any penalty and those involving receipt or payment of less than $75,000 in any year;

               (x) Contracts relating to portal or other distribution arrangements;

               (xi) Contracts in respect of any joint venture, partnership or other similar arrangement (including, without limitation, any joint development agreement);

               (xii)   Contracts with any Governmental Entity;

               (xiii) Contracts with any employee or consultant of the Travelocity Business relating to (A) non-disclosure, confidentiality, assignment of inventions, proprietary rights or non-competition agreements and (B) severance, bonus or similar arrangements that become operative in connection with or as a result of the Merger; and

               (xiv)   Contracts (other than those specified in any of clauses
(i) through (xiii) of this clause (a)) which relate to or affect the business, operations or any of the assets or properties of the Travelocity Business in a material way, except those (x) which are specifically not required to be scheduled pursuant to the provisions of any of clauses (i) through (xiii) of this paragraph (a), and (y) which are terminable (other than in the case of default by a party thereto) on 90 days' or less notice without any penalty and those involving payments of less than $50,000 in any year; and, in the case of each of clauses (x) and (y) above, are not material.

          (b) Unless precluded by an applicable confidentiality agreement, true and complete copies of all Contracts listed on the Sabre Disclosure Schedule have been made available to Preview. All of the Contracts referred to in the preceding paragraph (a) clauses (i) through (xiv) are valid, binding, in full force and effect and enforceable in accordance with their terms against Sabre, or the applicable Subsidiary (as the case may be), and, to the knowledge of Sabre, against the respective counterparties to such Contracts. None of Sabre or any of its

Subsidiaries or, to the knowledge of Sabre, any other party is in breach, violation or default, and no event which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to any lien, charge or encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Contract listed or required to be listed on the Sabre Disclosure Schedule. None of Sabre, any Subsidiary or, to the knowledge of Sabre, any other party to any of the Contracts listed on the Sabre Disclosure Schedule is in material arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts and no waiver or indulgence has been granted by any of the parties thereto.

     Section 4.14 INTELLECTUAL PROPERTY. Each material item of Sabre Intellectual Property that is a patent, patent application, trademark, trademark application, service mark, service mark application, domain name, copyright registration, copyright application, or license, sublicense, agreement, or permission concerning any of the foregoing, and that is used primarily in the Travelocity Business is set forth on the Sabre Disclosure Schedule. Except as set forth on the Sabre Disclosure Schedule:

          (a) Sabre possesses all right, title and interest in and to, and is the sole and exclusive owner of, or has a valid license to use, all the Sabre Intellectual Property, free and clear of any encumbrance, and has the right to require the applicant of any Sabre Intellectual Property which is an application, including but not limited to patent applications or copyright applications, to transfer ownership to Sabre of the application and of the registration once it issues, and, to Sabre's knowledge, all registered patents, trademarks, service marks and copyrights listed on the Sabre Disclosure Schedule are valid and subsisting and in full force and effect;

          (b) The Sabre Intellectual Property is all the Intellectual Property that is necessary for the ownership, maintenance and operation of the Travelocity Business and Sabre has the right to use all of the Sabre Intellectual Property in all jurisdictions in which Sabre conducts or proposes to conduct the Travelocity Business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights;

          (c) To Sabre's knowledge, Sabre has not, and the continued operation of the Travelocity Business as presently conducted and as presently proposed to be conducted will not, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and Sabre has not received written notice of any charge, complaint, claim, demand or notice so alleging (including any claim that Sabre must license or refrain from using any Intellectual Property rights of any third party);

          (d) To Sabre's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Sabre Intellectual Property; and

          (e) To Sabre's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made, is pending, or, to the knowledge of Sabre, is threatened which challenges the legality, validity, enforceability, use or ownership of any Sabre Intellectual Property.

"Sabre Intellectual Property" means all Intellectual Property used by Sabre in the operation of the Travelocity Business.

     Section 4.15 YEAR 2000 COMPLIANCE. All material software and leased computer hardware used in the conduct by Sabre or any Subsidiary of the Travelocity Business as presently conducted will be Year 2000 Compliant. All licensed software and leased computer hardware systems used in the conduct of the Travelocity Business are, to Sabre's knowledge, Year 2000 Compliant.

     Section 4.16  NO TERMINATION OF BUSINESS RELATIONSHIP.  Since January
1, 1999 through the date hereof, none of the Persons with which the Travelocity Business has a material business relationship has given notice in writing or other indication in writing of any intention to cancel or otherwise terminate, prior to the end of the applicable contract term, a material business relationship with the Travelocity Business and, to the knowledge of Sabre, no event has occurred or failed to occur which would (i) precipitate the cancellation or termination of, or (ii) entitle any such entity or customer to terminate, such a business relationship.

     Section 4.17 INSURANCE. Sabre maintains with respect to the Travelocity Business in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles, and covering such risks (including fire, casualty, and liability), as is consistent with industry practice. There is no default with respect to any provision contained in any insurance policy, nor has Sabre failed to give any notice or present any claim under any such policy in due and timely fashion. All premiums due and payable with respect to the insurance policies have been paid. All such policies are in full force and effect. Neither Sabre nor any Subsidiary has failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by Sabre or any Subsidiary under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. No notice of cancellation or non-renewal of any such policy has been received by Sabre.

     Section 4.18 SUFFICIENCY OF ASSETS. The assets to be conveyed pursuant to the Sabre Assignments include all of the assets and properties required to operate the Travelocity Business substantially in the manner as it is now being conducted and operated.

     Section 4.19  DISCLOSURE.  The information described on Schedule 4.19
(i) to the extent constituting historical facts, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, and (ii) to the extent constituting forward-looking statements, represents Sabre's best estimates prepared in good faith and based upon reasonable assumptions (excluding the impact of the transactions contemplated hereby).

                                     ARTICLE V


                                     COVENANTS

     Section 5.1 COVENANTS OF PREVIEW. During the period from the date of this Agreement and continuing until the Effective Time, Preview agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Preview Disclosure Schedule or to the extent that Sabre, Travelocity Holdings or Travelocity.com shall otherwise consent in writing):

          (a) ORDINARY COURSE. (i) Preview and each of its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, shall use all reasonable best efforts to keep available the services of its officers and employees as a group (subject to changes in the ordinary course) and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers, regulators, distributors, creditors, lessors and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; PROVIDED, HOWEVER, that no action by Preview or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed a breach of this
Section 5.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

               (ii) Preview shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new line of business, (B) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which are not in excess of $250,000 in the aggregate or $50,000 individually or (C) incur or commit to any advertising expenditures before March 31, 2000 not provided for in the advertising budget set forth in the Preview Disclosure Schedule or incur or commit to any advertising expenditures after March 31, 2000 not provided for in an advertising budget as is mutually agreed by Preview and Sabre.

               (iii) Preview shall perform and comply with the AOL Agreements in the usual, regular and ordinary course and shall not willfully breach, violate or default on the AOL Agreements or take any action that would precipitate AOL or entitle AOL to cancel, terminate or modify the AOL Agreements.

          (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. Preview shall not and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) ISSUANCE OF SECURITIES. Preview shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Preview Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Preview Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Preview Common Stock (and the associated Rights) upon the exercise of stock options or in connection with other stock-based benefits plans outstanding on the date hereof in accordance with their present terms, (ii) issuances by a wholly owned Subsidiary of Preview of capital stock to such Subsidiary's parent, (iii) issuances in accordance with the Rights Agreement,
(iv) issuances of shares and options to purchase no more than 100,000 shares of Preview Common Stock granted to non-executive employees in the ordinary course of business and having an exercise price equal to the current market price of Preview Common Stock on the date of grant, or (v) issuances of options to purchase up to that number of shares of Preview Common Stock equal to the number of shares subject to outstanding options that expire unexercised after the date hereof, provided that such options are granted with the consent of Sabre and have an exercise price not less than the current market price of Preview Common Stock on the date of grant as contemplated by this Agreement.

          (d) GOVERNING DOCUMENTS. Except to the extent required by law or required by the rules and regulations of Nasdaq, Preview and its Subsidiaries shall not amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

          (e) NO ACQUISITIONS OR JOINT VENTURES. Preview shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Preview and its Subsidiaries in the ordinary course). Preview shall not, and shall not permit any of its Subsidiaries to, enter into, or agree to enter into, (i) any joint venture or partnership, or any discussions with respect to any joint venture or partnership, or (ii) any material marketing or technology alliance (other than supplier relationships and site sponsorships entered into in the ordinary course of business) or any discussions with respect to such alliance unless such alliance would not extend beyond the Closing Date and Preview has given Sabre reasonable notice to Sabre prior to entering into such alliance.

          (f) NO REORGANIZATIONS OR DISPOSITIONS. Preview shall not, and shall not permit any Subsidiary to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Preview or any of its Subsidiaries or sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries), except for the disposal of obsolete or worn-out assets or properties in the ordinary course of business, consistent with past practices, or as contemplated by this Agreement.

          (g) INDEBTEDNESS. Preview shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than by Preview or a Subsidiary of Preview to or in Preview or any

Subsidiary of Preview or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than indebtedness, loans, advances, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

          (h) TAX-FREE QUALIFICATION. Preview shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

          (i) OTHER ACTIONS. Preview shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in, except as otherwise permitted by Section 6.4, any of the conditions to the Merger set forth in Article VII not being satisfied.

          (j) ACCOUNTING METHODS; INCOME TAX ELECTIONS; TAX RETURNS. Except as disclosed in Preview SEC Reports filed prior to the date of this Agreement, Preview shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in U.S. GAAP as concurred in by Preview's independent auditors. Preview shall not (i) change its fiscal year or (ii) make any material Tax election, other than in the ordinary course of business consistent with past practice, without consultation with Sabre. Preview shall prepare and file all Tax Returns required to be filed and pay all required Taxes due in accordance with applicable law.

          (k) PREVIEW RIGHTS AGREEMENT. Except as contemplated by this Agreement, Preview shall not amend, modify or waive any provision of the Rights Agreement, and shall not take any action to redeem the Rights or render the Rights inapplicable to any transaction, other than to permit a Person to make a Superior Proposal if the Board of Directors of Preview determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of the Superior Proposal, the Board of Directors of Preview would be in violation of its fiduciary duties under applicable law if it failed to amend, modify or waive such provision of the Preview Rights Agreement.

          (l) PREVIEW BENEFIT PLANS. Preview shall not, and shall not permit its Subsidiaries, to (i) enter into, adopt or amend any agreement or arrangement relating to severance or termination pay of any director or officer or employee of Preview or any Subsidiary except, in the case of employees, in the ordinary course of business, (ii) enter into, adopt or amend any Preview Benefit Plan or Preview Multiemployer Plan, (iii) grant any increase in base compensation or other payment or benefit to any directors, officers or employees, except for increases occurring in the ordinary course of business, and except in the case of clauses (i), (ii) and (iii), as required under existing contracts and as required by law.

          (m) STANDSTILLS. Preview shall not amend or waive any provisions of, or grant any approval under, any standstill agreement; provided that the Board of Directors of Preview may grant a waiver of provisions of, or approval under, a standstill agreement with any Person solely to permit such Person to make a Superior Proposal if the Board of Directors of Preview determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of the Superior Proposal, the Board of Directors of Preview would be in violation of its fiduciary duties under applicable law if it failed to grant such waiver;

          (n) COMMITMENTS. Preview shall not enter into, or permit any of its Subsidiaries to enter into, any commitments, contracts or agreements to do any of the foregoing.

     Section 5.2 COVENANTS OF SABRE. During the period from the date of this Agreement and continuing until the Effective Time, Sabre agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Sabre Disclosure Schedule or to the extent that Preview shall otherwise consent in writing):

          (a) ORDINARY COURSE. (i) Sabre shall carry on the Travelocity Business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable best efforts to keep available the services of the employees as a group of the Travelocity Business (subject to changes in the ordinary course) and use all reasonable efforts to preserve intact the Travelocity Business, maintain its rights and franchises and preserve its relationships with customers, suppliers, regulators, distributors, creditors, lessors and others having business dealings with Sabre with respect to the Travelocity Business to the end that the Travelocity Business shall not be impaired in any material respect at the Effective Time; PROVIDED, HOWEVER, that no action by Sabre with respect to matters specifically addressed by any other provisions of this Section 5.2 shall be deemed a breach of this Section 5.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

          (b) ISSUANCE OF SECURITIES. Sabre shall not permit Travelocity.com to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than issuances of Triton.com Class A Common Stock to Sabre or its Affiliates or as described in the Sabre Disclosure Schedule. Sabre shall not permit Travelocity.com to declare any cash dividends or effect any share repurchases.

          (c) NO ACQUISITIONS OR JOINT VENTURES. Except as contemplated by this Agreement, Sabre shall not permit Travelocity.com to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the Travelocity Business in the ordinary course and the assets of the Travelocity Business to be assigned to Travelocity.com pursuant to the Preview Assignments and Sabre Assignments).

          (d) NO REORGANIZATIONS OR DISPOSITIONS. Sabre shall not, and shall not permit any Subsidiary to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization affecting the

Travelocity Business or sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of the assets of the Travelocity Business (including capital stock of Subsidiaries), except for the disposal of obsolete or worn-out assets or properties in the ordinary course of business, consistent with past practices, or as contemplated by this Agreement.

          (e) INDEBTEDNESS. Sabre shall not permit the Travelocity Business to (i) make any loans, advances or capital contributions to, or investments in, any other Person, or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than indebtedness, loans, advances, payments, discharges or satisfactions incurred or committed to in the ordinary course of the Travelocity Business consistent with past practice.

          (f) TAX-FREE QUALIFICATION. Sabre shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

          (g) OTHER ACTIONS. Sabre shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in
Article VII not being satisfied.

          (h) ACCOUNTING METHODS. Except as disclosed in Sabre SEC Reports filed prior to the date of this Agreement, Sabre shall not change its methods of accounting in respect of the Travelocity Business in effect at December 31, 1998, except as required by changes in U.S. GAAP as concurred in by Sabre's independent auditors.

          (i) COMMITMENTS. Sabre shall not enter into, or permit any of its Subsidiaries to enter into, any commitments, contracts or agreements to do any of the foregoing.

     Section 5.3  ADVICE OF CHANGES; REGULAR REPORTING; GOVERNMENTAL FILINGS.
(a) Each Party shall confer on a regular and frequent basis with the other and report (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters including, without limitation, the provision of regular reports by Preview (with respect to it and its Subsidiaries) and Sabre (with respect to the Travelocity Business) in the form attached at Exhibit 5.3. During the period from the date hereof to the Closing, each Party shall give prompt written notice to the other Parties of (i) the occurrence, or failure to occur, of any event which occurrence or failure would cause or could reasonably be expected to cause any representation or warranty of the Party giving notice contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (ii) any failure of the Party giving notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the Parties receiving notice, or modify in any way any disclosure made in or in connection with this Agreement as of the date hereof.

          (b) As soon as practicable after the end of each month during the period from the date of this Agreement until the Closing Date, Preview will prepare and promptly deliver to Sabre copies of an unaudited balance sheet as of the end of such month and an unaudited income statement for the month then ended for Preview and Sabre will prepare and promptly deliver to Preview copies of an unaudited balance sheet as of the end of such month and an unaudited income statement for the month then ended for the Travelocity Business. All financial statements delivered hereunder by Preview shall (a) be prepared in accordance with U.S. GAAP applied on a basis consistent with past practice (except that such financial statements need not contain all of the footnotes required under U.S. GAAP and may be subject to year-end accrual adjustments) and (b) fairly present the consolidated financial position of Preview and its Subsidiaries as at the dates thereof and the consolidated results of its operations for the periods then ended. All financial statements delivered hereunder by Sabre shall (a) be prepared in accordance with U.S. GAAP applied on a basis consistent with past practice (except that such financial statements need not contain all of the footnotes required under U.S. GAAP and may be subject to year-end accrual adjustments) and (b) fairly present the results of operations of the Travelocity Business for the periods then ended.

          (c) Preview and Sabre shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of Preview and Sabre shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

          (d) As soon as practicable after the end of each month during the period from the date of this Agreement until the Closing Date, if requested by Sabre, Preview will prepare and promptly deliver to Sabre reports regarding the AOL Agreements addressing such matters as Sabre shall request, including traffic, development obligations, or other information and Preview shall promptly notify Sabre of any actual or potential breaches, violation or defaults by it or AOL under the AOL Agreements or any event which would precipitate any cancellation, termination or modification of the AOL Agreements by AOL. In addition, if requested by Sabre, Preview shall promptly provide Sabre with copies of all reports supplied to AOL and of all reports supplied by AOL under the AOL Agreements.

     Section 5.4 TRANSITION PLANNING. Terry Jones, as President of Travelocity.com (and on behalf of Travelocity Holdings and Sabre), and Chris Clouser, as President of Preview, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Sabre Assignments, the Preview Assignments, the Merger and the other transactions contemplated hereby. If either such person ceases to be President of his company for any reason, such person's successor shall assume his predecessor's responsibilities under this Section 5.4. During the period between the date of this Agreement and the Effective Time, Terry Jones and Chris Clouser jointly shall examine various alternatives regarding the manner in which to best organize and manage the businesses of Travelocity.com LP after the Effective Time to the extent permitted by law or regulation or any applicable confidentiality agreement.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1 PREPARATION OF FORM S-4 AND PROXY STATEMENT; PREVIEW STOCKHOLDERS MEETING. (a) The parties shall cooperate and promptly prepare, and Sabre shall file with the SEC as soon as practicable, a Registration Statement on Form S-4 with respect to the issuance of Travelocity.com Common Stock in the Merger (the "FORM S-4"), a portion of which Registration Statement shall also serve as the proxy statement/prospectus with respect to the meeting of Preview's stockholders in connection with the Merger (the "PROXY STATEMENT/PROSPECTUS"). Sabre shall use its reasonable best efforts to, and Preview will cooperate with Sabre to, have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Sabre shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary permits or approvals required under Blue Sky Laws to carry out the Merger.

          (b) Preview shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "PREVIEW STOCKHOLDERS MEETING") for the purpose of obtaining the Required Preview Vote with respect to the transactions contemplated by this Agreement. In connection with the Preview Stockholders Meeting, Preview will mail to its stockholders as promptly as practicable, the Proxy Statement/Prospectus and all other proxy materials for the Preview Stockholders Meeting, (i) will use its reasonable best efforts, subject to paragraph (c) of this Section 6.1, to obtain the Required Preview Vote and (ii) will otherwise comply with all legal requirements applicable to the Preview Stockholders Meeting.

          (c) Except as provided in the next sentence, the Board of Directors of Preview shall recommend approval and adoption of this Agreement and the Merger by Preview's stockholders. The Board of Directors of Preview shall be permitted (i) not to recommend to Preview's stockholders that they give the Required Preview Vote or (ii) to withdraw or modify in a manner adverse to Sabre its recommendation to Preview's stockholders that they give the Required Preview Vote, only (w) if after receiving an Acquisition Proposal that constitutes a Superior Proposal, the Board of Directors of Preview determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of this Superior Proposal, the Board of Directors would be in violation of its fiduciary duties under applicable law if it failed not to take such action,
(x) if three Business Days have elapsed following delivery by Preview to Sabre of written notice advising Sabre that the Board of Directors of Preview intends to resolve to take such action absent modification to the terms and conditions of this Agreement, (y) if, assuming this Agreement were amended to reflect all adjustments to the terms and conditions hereof proposed by Sabre during such three Business Day period, such Acquisition Proposal would nonetheless constitute a Superior Proposal (it being understood that Sabre shall be permitted to propose adjustments to the terms and conditions hereof, notwithstanding anything contained in the Confidentiality Agreement); and (z) if Preview has complied, in all material respects, with its obligations set forth in Section 6.4; provided, however, that nothing in this paragraph (c) shall be interpreted to excuse Preview from complying with its obligations under paragraphs (a) and (b) of this Section 6.1.

          (d) Sabre shall, and shall cause its respective Subsidiaries to, approve and adopt this Agreement and the Merger.

     Section 6.2 ACCESS TO INFORMATION. (a) Upon reasonable notice, Preview shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Sabre reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Preview shall (and shall cause its Subsidiaries to) furnish promptly to Sabre (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law), and (ii) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; PROVIDED, HOWEVER, that Preview may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity or any confidentiality agreement applicable to Preview requires Preview or its Subsidiaries to restrict access to any properties or information.

          (b) Upon reasonable notice, Sabre shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Preview reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the Travelocity Business and, during such period, Sabre shall (and shall cause its Subsidiaries to) furnish promptly to Preview (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law), and (ii) consistent with its legal obligations, all other information concerning the Travelocity Business, as such other party may reasonably request; PROVIDED, HOWEVER, that Sabre may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental

Entity or any confidentiality agreement applicable to Sabre requires Sabre or its Subsidiaries to restrict access to any properties or information.

          (c) The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated January 18, 1999 between Preview and Sabre (the
"CONFIDENTIALITY AGREEMENT".) Any investigation by Preview or Sabre shall not affect the representations and warranties of Sabre, Travelocity Holdings, Travelocity.com or Preview, as the case may be.

     Section 6.3  REASONABLE BEST EFFORTS.  (a) Subject to Section 6.3(b),
Sabre and Preview shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Sabre and Preview shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Preview and its Subsidiaries or Sabre and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

          (b) Without limiting Section 6.3(a), Preview and Sabre shall each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the Termination Date, including without limitation defending through litigation on the merits any claim asserted in any court by any Person.

          (c) Each of Sabre, Travelocity Holdings, Travelocity.com and Preview shall use its reasonable best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

     Section 6.4 NO SOLICITATION. (a) Each of Preview and its Subsidiaries will not, and will use its reasonable best efforts to cause its respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, knowingly encourage or knowingly facilitate the making of any Acquisition Proposal (including without limitation, by amending, or granting any waiver under, the Rights Agreement) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or in connection with any Acquisition Proposal or potential Acquisition Proposal, disclose any nonpublic information relating to it or its Subsidiaries or afford access to the properties, books or records of it or its Subsidiaries to, any Person that has made, or to such party's knowledge, is considering making, any Acquisition Proposal; PROVIDED, HOWEVER, that, in the event that prior to receipt by Preview of the Required Preview Vote, (i) Preview shall receive a Superior Proposal that was not solicited by it and did not otherwise result from a breach of this Section 6.4, (ii) the Board of Directors of Preview, determines in its good faith judgment, after receiving the advice of outside counsel that, in light of this Superior Proposal, if Preview fails to participate in such discussions or negotiations with, or to provide such information or access to, the party making the Superior
Proposal, it would be in violation of its fiduciary duties under applicable law, and (iii) after giving Sabre 24 hours' notice of its intention to do so, Preview may (x) furnish information or access with respect to it and its Subsidiaries to the Person making such Superior Proposal pursuant to a customary confidentiality agreement containing terms generally no less restrictive than the terms contained in the Confidentiality Agreement, provided that a copy of all such written information is simultaneously, or has been previously, provided to Sabre and (y) participate in discussions and negotiations regarding such Superior Proposal; and PROVIDED, FURTHER, that after receipt of an unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of Preview reasonably concludes may constitute a Superior Proposal, Preview may on one occasion submit to the party making such Acquisition Proposal a written list of questions, the sole purpose of which is to elicit clarifications as to the material terms of the Acquisition Proposal so as to enable the Board of Directors of Preview to make a determination whether such Acquisition Proposal is in fact a Superior
Proposal (it being agreed that any correspondence with such party shall be limited to questions and such questions shall be limited to the purpose of clarifying the material terms of such Acquisition Proposal and shall not solicit or encourage any new Acquisition Proposal or any change to the Acquisition Proposal).

          (b) Nothing contained in this Agreement shall prevent the Board of Directors of Preview from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal; provided that the Board of Directors of Preview shall not recommend that the stockholders of Preview tender their shares in connection with a tender offer except to the extent, after receiving a Superior Proposal, the Board of Directors of Preview determines in its good faith judgment, after receiving the advice of outside legal counsel, that, in light of the Superior Proposal, the Board of Directors would be in violation of its fiduciary duties under applicable law if it fails to make such a recommendation.

          (c) If Preview or any Subsidiary of Preview receives an Acquisition Proposal, Preview will (A) promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth the material terms thereof) Sabre of the receipt of the Acquisition Proposal, or any request for non-public information relating to Preview or any Subsidiary of Preview or for access to the properties, books or records of Preview or any Subsidiary of Preview by any Person that has made, or to Preview or any Subsidiary's knowledge may be considering making, an Acquisition Proposal, and (B) will keep Sabre reasonably informed of any changes to the material terms of any such Acquisition Proposal or request. Preview shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated, and use reasonable best efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons with respect to any actual or potential Acquisition Proposal.

     For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition or purchase of a business or asset of Preview or any of its Subsidiaries that constitutes 20% or more of the net revenues or assets of Preview and its Subsidiaries, taken as a whole; (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of Preview or any of its Subsidiaries whose business constitutes 20% or more of the net revenues or assets of Preview and its Subsidiaries, taken as a whole;
(iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of Preview or any of its Subsidiaries whose business constitutes 20% or more of the net revenues or assets of Preview and its Subsidiaries, taken as a whole; or
(iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Preview or any of its Subsidiaries whose business constitutes 20% or more of the net revenue or assets of Preview and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide written Acquisition Proposal for or in respect of more than 50 percent of the outstanding shares of Preview Common Stock on terms that the Board of Directors of Preview determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal deemed relevant by Preview's Board of Directors, including any break-up fees, expense reimbursement provisions, conditions to consummation, and the ability of the party making such proposal to obtain financing for such Acquisition Proposal) are more favorable from a financial point of view to its stockholders than the Merger.

          (d) Nothing contained in this Agreement shall prohibit a deferral of the distribution of rights issued pursuant to the Preview Rights Agreement following the commencement of a tender offer or an exchange offer for Preview Common Stock.

          (e) Each of Preview and its Subsidiaries agrees that it will take the necessary steps promptly to inform its officers, directors, investment bankers, consultants, attorneys, accountants, agents and other representatives, as appropriate, of the obligations undertaken in this Section 6.4.

     Section 6.5 EMPLOYEE MATTERS. Preview and Sabre agree that the individuals who immediately prior to the Effective Time are employees of Preview and its Subsidiaries (the "Continuing Employees") shall, following the Effective Time, be provided with employee benefits that are no less advantageous in the aggregate to (in Sabre's discretion) either (i) the employee benefits provided to the Continuing Employees immediately prior to the Effective Time or (ii) the employee benefits provided to those individuals who following the Effective

Time are employees of Travelocity.com LP, other than the Continuing Employees (but excluding in any event awards under stock option and other equity-based plans and flight benefit privileges); and provided, that nothing herein shall limit the right of any entity to make such changes to any employee benefit plan or arrangement as may be necessary to conform a plan or arrangement with applicable law or to terminate the employment of any person following the Effective Time. The Surviving Corporation shall grant or cause Travelocity.com LP to grant all Continuing Employees credit for all service with Preview and its Subsidaries and their respective predecessors prior to the Effective Time for all purposes for which such service is recognized under employee benefit plans provided to such Continuing Employees following the Effective Time. To the extent that Continuing Employees receive medical, dental or health insurance benefits after the Effective Time, Sabre shall waive or cause Travelocity.com LP to waive any pre-existing condition exclusions and actively-at-work requirements for Continuing Employees and their covered dependents and provide that any expenses incurred during the portion of the calendar year proceding the Effective Time by a Continuing Employee or a Continuing Employee's covered dependents shall be taken into account under any such medical, dental or health plans provided to such Continuing Employees for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

     Section 6.6  FEES AND EXPENSES.  Whether or not the Merger is consummated,
(i) all Expenses incurred in connection with the Preview Assignments, the Sabre Assignments, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, and (ii) all Expenses incurred in connection with the printing, filing and mailing of the Form S-4 and the Proxy Statement/Prospectus shall be shared equally by Sabre and Preview, except in each case as provided in Section 8.3. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     Section 6.7 DIRECTOR AND OFFICER LIABILITY (a) Travelocity.com shall indemnify and hold harmless, to the fullest extent permitted under applicable law, the individuals who on or prior to the Effective Time were officers, directors and employees of Preview or its Subsidiaries (collectively, the "INDEMNITEES") with respect to all acts or omissions by them in their capacities as such or taken at the request of Preview or any of its Subsidiaries at any time on or prior to the Effective Time. Following the Effective Time, Travelocity.com shall honor all indemnification obligations presently provided under Preview's certificate of incorporation and by-laws in effect on the date hereof. Travelocity.com shall honor all indemnification agreements with Indemnitees in effect as of the date of this Agreement in accordance with the terms thereof.

          (b) For six years after the Effective Time, Travelocity.com shall procure the provision of officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by Preview's officers' and directors' liability insurance policy on terms with respect to coverage and in amounts no less favorable than those of such policy in effect on the date hereof; provided, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium paid by Preview and its Subsidiaries as of the date hereof for such insurance, then Travelocity.com shall provide only such coverage as shall then be available at an annual premium equal to 200% of such rate.

          (c) The obligations of Travelocity.com under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.7 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section
6.7 applies shall be third party beneficiaries of this Section 6.7).

     Section 6.8 PUBLIC ANNOUNCEMENTS. Sabre and Preview shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     Section 6.9 ACCOUNTANTS' LETTERS. Upon reasonable notice from the other, Sabre and Preview shall use their respective reasonable best efforts to cause their respective independent public accountants to deliver to Preview or Sabre, as the case may be, a letter, dated within two Business Days of the Effective Time of the Form S-4 covering such matters as are reasonably requested by Preview or Sabre, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

     Section 6.10 LISTING OF SHARES OF TRAVELOCITY.COM COMMON STOCK. Travelocity.com shall use its reasonable best efforts to cause the shares of Travelocity.com Common Stock to be approved for quotation, upon official notice of issuance, on Nasdaq.

     Section 6.11 OFFICERS AND SENIOR MANAGEMENT. Prior to the Closing Date, Sabre shall identify the officers and senior managers of the Surviving Corporation.

     Section 6.12 YEAR 2000 COMPLIANCE. Preview shall use its reasonable best efforts to cause all computer software and hardware used by it or any Subsidiary in the conduct of its business, and Sabre shall use its reasonable best efforts to cause all computer software and hardware used by it or any Subsidiary in the conduct of the Travelocity Business, to be Year 2000 Compliant by November 15, 1999.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of Preview, Sabre, Travelocity Holdings and Travelocity.com to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL. Preview shall have obtained the Required Preview Vote in connection with the adoption of this Agreement and approval of the Merger by the stockholders of Preview in accordance with the DGCL.

          (b) NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY. No statute, rule, ordinance or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger, the formation of Travelocity.com LP or the other transactions contemplated hereby under the HSR Act shall have been terminated or shall have expired.

          (d) NASDAQ LISTING. Nasdaq shall have approved the shares of Travelocity.com Common Stock upon official notice of issuance for quotation on Nasdaq.

          (e) EFFECTIVENESS OF THE FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     Section 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SABRE, TRAVELOCITY HOLDINGS AND TRAVELOCITY.COM. The obligations of Sabre, Travelocity Holdings and Travelocity.com to effect the Merger are subject to the satisfaction of, or waiver by Sabre on or prior to the Closing Date of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Preview set forth in this Agreement that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date), and each of the representations and warranties of Preview that is not so qualified shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date), and Travelocity Holdings shall have received a certificate of an executive officer of Preview to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PREVIEW. Preview shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Travelocity Holdings shall have received a certificate of an executive officer of Preview to such effect.

          (c) TAX OPINION. Travelocity.com shall have received from Fried, Frank, Harris, Shriver & Jacobson, counsel to Travelocity.com, on the Closing Date, a written opinion dated as of such date substantially in the form of
Exhibit 7.2(c)(1). In rendering such opinion, counsel to Travelocity.com shall be entitled to rely upon representations of officers of Travelocity.com and Preview substantially in the form of Exhibits 7.2(c)(2) and 7.2(c)(3).

          (d) CONSENTS. The consents set forth on Exhibit 7.2(d) shall have been obtained on terms reasonably acceptable to Sabre.

          (e) COMFORT LETTER. The letter contemplated by Section 6.9 to be delivered to Sabre shall have been delivered as contemplated thereby.

     Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PREVIEW. The obligations of Preview to effect the Merger are subject to the satisfaction of, or waiver by Preview, on or prior to the Closing Date of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of Sabre, Travelocity Holdings and Travelocity.com set forth in this Agreement that is qualified as to materiality or "Material Adverse Effect" shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date), and each of the representations and warranties of each of Sabre, Travelocity Holdings and Travelocity.com that is not so qualified shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date), and Preview shall have received a certificate of an executive officer of Sabre to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF SABRE. Each of Sabre, Travelocity Holdings and Travelocity.com shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Preview shall have received a certificate of the an executive officer of Sabre to such effect.

          (c) TAX OPINION. Preview shall have received from Simpson Thacher & Bartlett, counsel to Preview, on the Closing Date, a written opinion dated as of such date substantially in the form of Exhibit 7.3(c)(2). In rendering such opinion, counsel to Preview shall be entitled to rely upon representations of officers of Sabre and Preview substantially in the form of Exhibits 7.3(c)(2) and 7.3(c)(3).

          (d) CONSENTS. The consents set forth on Exhibit 7.3(d) shall have been obtained on terms reasonably acceptable to Preview.

          (e) TRAVELOCITY LP. Travelocity LP shall have been formed as a Delaware limited partnership and Travelocity Holdings, Sabre, Travelocity.com and their affiliates shall have entered into the Limited Partnership Agreement.

          (f) ASSIGNMENTS TO NEW TRAVELOCITY. The Sabre Assignments shall have been consummated.

          (g) ANCILLARY AGREEMENTS. Sabre, Travelocity Holdings and Travelocity.com LP shall have entered into the Ancillary Agreements to which they are parties.

          (h) COMFORT LETTER. The letter contemplated by Section 6.9 to be delivered to Preview shall have been delivered as contemplated thereby.


                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

      Section 8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties (notwithstanding any approval of this Agreement by the stockholders of Preview):

          (a)  By mutual written consent of Sabre and Preview;

          (b) By either Sabre or Preview if the Effective Time shall not have occurred on or before March 31, 2000 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation Section 6.3) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either Sabre or Preview if there shall be any law or regulation that makes consummation of the Merger or the assignment of assets to New Travelocity, LP illegal or otherwise prohibited or if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.3 has to any extent been the cause of such action;

          (d) By either Sabre or Preview if the approval by the stockholders of Preview required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Preview Vote at a duly held meeting of stockholders of Preview or at any adjournment thereof;

          (e) By Sabre if the Board of Directors of Preview (i) shall withdraw or modify or change in any manner adverse to Sabre its approval or recommendation of this Agreement or the Merger whether or not permitted by the terms hereof, (ii) shall fail to call the Preview Stockholders' Meeting in accordance with Section 6.1(b), (iii) shall recommend a Superior Proposal or
(iv) shall resolve to take any of the actions specified in clauses (i), (ii) or
(iii) above;

          (f) By Sabre (i) if there has been a breach by Preview of any representation or warranty contained in this Agreement that would cause the condition in Section 7.2(a) not to be satisfied, or (ii) if there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Preview that would cause the condition in Section 7.2(b) not to be satisfied, and, in the case of (i) or (ii), the breach is not curable or, if curable, is not cured within twenty (20) Business Days after written notice of such breach is given by Sabre to Preview;

          (g) By Preview (i) if there has been a breach by Sabre, Travelocity Holdings or Travelocity.com of any representation or warranty contained in this Agreement that would cause the condition set forth in Section 7.3(a) not to be satisfied, or (ii) if there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Sabre, Travelocity Holdings or Travelocity.com that would cause the condition in Section 7.3(b) not to be satisfied, and, in the case of (i) or (ii), the breach is not curable or, if curable, is not cured within twenty (20) Business Days after written notice of such breach is given by Preview to Sabre, Travelocity Holdings or Travelocity.com; or

          (h) By Preview if (i) the board of directors of Preview authorizes Preview to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Preview notifies Sabre in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (which version shall be updated on a current basis) and (ii) Sabre does not make, within three Business Days (or, in the case of any update of such version with respect to a given third party, other than the initial notification, one Business Day) of receipt of Preview's written notification of its intention to enter into a binding agreement for a Superior Proposal, a non-revocable binding offer that the

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board of directors of Preview determines, in good faith, is at least as favorable to the stockholders of Preview as the Superior Proposal;

     Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Sabre or Preview as provided in Section 8.1, this Agreement shall forthwith become void and of no effect and there shall be no liability or obligation on the part of Sabre, Travelocity Holdings, Travelocity.com or Preview or their respective officers or directors except with respect to
Section 6.6, this Section 8.2 and Section 8.3 and the Confidentiality Agreement, and except that no such termination shall relieve any party hereto from any liability or damages resulting from any willful breach of this Agreement.

     Section 8.3  TERMINATION FEE.  (a)  If:

          (i)    Sabre shall terminate this Agreement pursuant to
     Section 8.1(e), unless at the time of such failure to recommend, withdrawal or adverse modification or change, failure to call the Preview Stockholders Meeting or recommendation of a Superior Proposal, any of the conditions set forth in Section 7.3(a) or (b) would not have been satisfied as of such date and would not be reasonably capable of being satisfied; or

          (ii) either Preview or Sabre shall terminate this Agreement pursuant to Section 8.1(d) and prior to the Preview Stockholders Meeting any Person shall have publicly announced an Acquisition Proposal and within six months after such termination Preview enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal; or

          (iii) Sabre shall terminate this Agreement pursuant to Section 8.1(f) and prior to such termination any Person shall have publicly announced an Acquisition Proposal and within six months after such termination Preview enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal; or

          (iv)   Preview shall terminate this Agreement pursuant to
     Section 8.1(h).

then, (x) in the case of clauses (i) and (iv), Preview shall pay to Sabre, not later than the date of termination of this Agreement, an amount equal to $10,000,000, and (y) in the case of clauses (ii) and (iii), Preview shall pay to Sabre, not later than the date a definitive agreement is entered into with respect to any Acquisition Proposal or any Acquisition Proposal is consummated, an amount equal to $10,000,000 less any amounts previously paid pursuant to
Section 8.3(b). Receipt by Sabre of the final payment to which Sabre is entitled in connection with the events described in clauses (i), (ii) and (iii) (other than in the case of the events described in clause (iii), if the breach involved constitutes a willful breach) and (iv), as applicable, referred to in the foregoing sentence shall constitute conclusive evidence that this Agreement has been validly terminated and upon acceptance of payment of such amount, Preview shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

          (b) If no fee is payable pursuant to Section 8.3(a) and Sabre shall terminate this Agreement pursuant to Section 8.1(f), then, in any such case, Preview shall, upon request of Sabre, reimburse Sabre for all of its Expenses (documented in reasonable detail) incurred in connection with this Agreement and the transactions contemplated hereby up to an aggregate of $4,000,000.

          (c)  If Preview shall terminate this Agreement pursuant to
Section 8.1(g), then Sabre shall, upon request of Preview, reimburse Preview for all of its Expenses (documented in reasonable detail) incurred in connection with this Agreement and the transactions contemplated hereby up to an aggregate of $3,000,000.

          (d) If this Agreement is terminated for any reason, then in addition to any other payments required under this Section 8.3, Preview shall reimburse Sabre for all payments made by Sabre to AOL to discharge Preview's obligations under Section 4.1 of the AOL Agreements.

          (e) All payments and reimbursements made under this Section 8.3 shall be made by wire transfer of immediately available funds to an account specified by Sabre or Preview, as applicable.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     Section 9.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

     Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing (including facsimile or similar writing) and shall be given,

               if to Sabre, Travelocity Holdings or Travelocity.com, to

               Sabre Inc.
               4255 Amon Carter Boulevard
               Fort Worth, Texas  76155
               Attention:  Executive Vice President and
                           Chief Financial Officer
               Facsimile No.:  (817) 931-5582

          with a copy to

               Sabre Inc.
               4255 Amon Carter Boulevard

               Fort Worth, Texas  76155
               Attention:  General Counsel
               Facsimile No.:  (817) 931-7502

          and a copy to

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY  10004
               Attention:  Charles M. Nathan
               Facsimile No.:  (212) 859-4000

               if to Preview to

               Preview Travel, Inc.
               747 Front Street
               San Francisco, CA  94111
               Attention:
               Facsimile No.:  (415) 421-4992

          with a copy to

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017
               Attention:   Gary I. Horowitz
                             Michael Nooney
               Facsimile No.:  (212) 455-2502

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

     Section 9.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     Section 9.4 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 9.5 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules), and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except as provided in Section 6.7(c), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

     Section 9.6 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     Section 9.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 9.8 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Travelocity.com may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Travelocity.com of its obligations hereunder.

     Section 9.9 JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Option Agreement or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section
9.2 shall be deemed effective service of process on such party.

     Section 9.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.11  AMENDMENTS; NO WAIVERS.  (a)  Any provision of this
Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time at any time prior to or after the receipt of the Required Preview Vote, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Sabre, Preview and Travelocity.com, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the receipt of the Required Preview Vote, if any such amendment or waiver shall by law or in accordance with the rules and regulations of any relevant securities exchange requires further approval of stockholders, the effectiveness of such amendment or waiver shall be subject to obtaining the necessary stockholder approval.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.12  DEFINITIONS.  As used in this Agreement:

          (a) "BOARD OF DIRECTORS" means the Board of Directors of any specified Person and any committees thereof.

          (b) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

          (c) "KNOWLEDGE" means the knowledge of any of the officers or employees of Preview or Sabre, as applicable, listed in Schedule 9.12(c) of the Preview Disclosure Schedule or the Sabre Disclosure Schedule, as applicable, after due inquiry.

          (d) "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any adverse effect that, individually or in the aggregate with all other adverse effects, is or could reasonably be expected to be materially adverse to the business, financial condition, operations or results of operations of such entity and its Subsidiaries taken as a whole other than adverse effects caused by (i) changes in the economy generally or (ii) changes in the consumer direct Internet travel business.

          (e) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (f) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
(i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Section 9.13 OTHER AGREEMENTS. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of Preview and Sabre, Travelocity Holdings or Travelocity.com or any of their respective Subsidiaries or affiliates under any other agreement between such parties shall not be affected by any provision of this Agreement.

     IN WITNESS WHEREOF, Sabre, Travelocity Holdings, Preview and
Travelocity.com have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of October 3, 1999.

                                   SABRE INC.



                                   By:       /s/ Jeffrey M. Jackson
                                        ----------------------------------
                                        Name:  Jeffrey M. Jackson
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                   TRAVELOCITY HOLDINGS, INC.


                                   By:       /s/ Terrell B. Jones
                                        ----------------------------------
                                        Name:  Terrell B. Jones
                                        Title: President


                                   TRAVELOCITY.COM INC.


                                   By:       /s/ Terrell B. Jones
                                        ----------------------------------
                                        Name:  Terrell B. Jones
                                        Title: President


                                   PREVIEW TRAVEL, INC.


                                   By:       /s/ Christopher E. Clouser
                                        ----------------------------------
                                        Name:  Christopher E. Clouser
                                        Title: President